UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☑	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FIRST BANCORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

(787) 729-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of First BanCorp:

NOTICE IS HEREBY GIVEN that, pursuant to a resolution of the Board of Directors and Section 2 of the Corporation’s By-laws, the Annual Meeting of Stockholders of First BanCorp will be held at 10:00 a.m., local time, on Tuesday, May 29, 2012, at the Sheraton Puerto Rico Hotel & Casino, 22 Convention Blvd., San Juan, Puerto Rico, for the purpose of considering and taking action on the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1. To elect seven (7) directors, each for a term expiring at the 2013 Annual Meeting of Stockholders;

2. To approve on a non-binding basis the 2011 compensation of First BanCorp’s executives; and

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2012 fiscal year.

In addition, we will consider and take action on such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as of the close of business on April 20, 2012 are entitled to receive notice of and to vote at the meeting. A list of such stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at our principal offices.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the meeting, you are urged to complete, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. You may revoke any proxy that you give in writing or in person at any time prior to its exercise.

By Order of the Board of Directors,

/s/ Lawrence Odell
Lawrence Odell
Secretary

San Juan, Puerto Rico

April 30, 2012

i

ii

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First BanCorp (the “Corporation”) for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Tuesday, May 29, 2012, at the Sheraton Puerto Rico Hotel & Casino, 22 Convention Blvd., San Juan, Puerto Rico, and at any adjournment thereof (the “Annual Meeting”). This Proxy Statement and form of proxy are first being sent or given to stockholders of record on or about April 30, 2012. The Board has designated the individuals identified on the proxy card to serve as proxies to vote the shares represented at the Annual Meeting. Shares represented by properly executed proxies that are received will be voted at the Annual Meeting in accordance with the instructions specified in the proxies. If you properly submit a proxy but do not give instructions on how you want your shares to be voted, your shares will be voted by the designated proxies in accordance with the Board of Directors’ recommendations described below.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board of Directors of the Corporation (the “Board”), Board committees, the compensation of directors and executive officers and other required information.

What is the purpose of the Meeting?

At the Annual Meeting, stockholders will act upon the following matters, which are outlined in the accompanying Notice of Meeting:

•	the election of seven directors;

•	the approval on a non-binding basis of the 2011 compensation of First BanCorp’s executives; and

•	the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our 2012 fiscal year.

What should I receive?

You should receive this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Corporation’s 2011 annual report with the audited financial statements for the year ended December 31, 2011, audited by PricewaterhouseCoopers LLP.

How many votes do I have?

You will have one vote for every share of Common Stock you owned as of the close of business on April 20, 2012, the record date for the Annual Meeting (the “Record Date”).

If I am a holder of shares of Common Stock, but I did not hold my shares of Common Stock as of the Record Date, am I entitled to vote?

No. If you were not a record or beneficial holder of shares of Common Stock as of the Record Date, you will not be entitled to vote on the proposals.

How many shares of stock are outstanding?

On the Record Date, 206,134,458 shares of Common Stock were outstanding.

How many votes must be present to hold the Meeting?

Holders of a majority of the outstanding shares of Common Stock must be present either in person or by proxy to enable us to conduct business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining whether holders of a majority of the outstanding shares of Common Stock are present. A broker non-vote occurs when a broker or other nominee has not received voting instructions from the beneficial owner and the broker or other nominee does not have discretionary authority to vote on a particular matter. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to conduct business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by Broadridge Financial Solutions, an independent third party.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, directors must receive the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. Abstentions will have the same effect as votes cast AGAINST and broker non-votes will not be counted in determining the number of shares necessary for approval.

As to approval of the advisory vote related to executive compensation and the ratification of the independent registered public accounting firm, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval. Abstentions will have the same effect as votes cast AGAINST the proposals and broker non-votes will not be counted in determining the number of shares necessary for approval.

On which proposals can my broker vote my shares?

Brokers do not have discretionary authority to vote shares on the election of directors and on the advisory vote related to executive compensation. You must instruct your broker how to vote your shares so that your vote can be counted. Brokers have discretionary authority to vote shares on the ratification of the independent registered public accounting firm.

How does the Board recommend that I vote?

The following is the Board’s recommendation with respect to each of the items to be considered and voted upon at the Annual Meeting:

•	Proposal No. 1 — The Board recommends a vote FOR each nominee to the Board;

•	Proposal No. 2 — The Board recommends a vote FOR the approval of 2011 executive compensation; and

•	Proposal No. 3 — The Board recommends a vote FOR the ratification of the Corporation’s independent registered public accounting firm for the 2012 fiscal year.

How do I vote?

If you are a “stockholder of record,” you may vote by proxy without attending the Annual Meeting by:

•	completing the enclosed proxy card, signing, dating, and returning it in the enclosed postage-paid envelope;

•	voting by telephone (instructions are on the proxy card); or

•	voting via the Internet (instructions are on the proxy card).

Internet and telephone voting is available until 11:59 PM Eastern Time on May 28, 2012. Please refer to the specific instructions set forth on the enclosed proxy card for additional information on how to vote. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name” (i.e., your shares are held of record by a broker, bank, trustee or other nominee), your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a valid, legal proxy from your broker, banker, trustee or nominee, giving you the right to vote your shares at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.    If your shares are registered in your name with our transfer agent, The Bank of New York Mellon Shareowner Services, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card.

Beneficial Owner.    If your shares are held by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank, trustee or other nominee on how to vote the shares held in your account, and it will inform you how to instruct it to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. As noted above, if you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid, legal proxy from your broker, bank, trustee or other nominee giving you the right to vote your shares at the Annual Meeting. The organization that holds your shares cannot vote your shares without your instructions on Proposals No. 1 and No. 2 so it is important that you instruct your nominee how to vote your shares.

Who will bear the costs of soliciting proxies for the Annual Meeting?

We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. The Board has engaged Broadridge Financial Solutions to aid in the solicitation of proxies. The cost is estimated at $8,000, plus reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by sending in a new proxy card with a later date, or casting a new vote by telephone or over the Internet, or sending a written notice of revocation to the President or Corporate Secretary at First BanCorp, at P.O. Box 9146, San Juan, Puerto Rico 00908-0146, that is delivered before the proxy is exercised. Internet and telephone voting is available until 11:59 PM Eastern Time on May 28, 2012. If you attend the Annual Meeting and vote in person, your previously submitted proxy will not be used.

If your shares are held in the name of a broker, bank or other holder of record, that institution will instruct you as to how your vote may be changed.

What should I do if I receive more than one set of voting materials?

Please complete, sign, date and return each proxy card or voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a voting instruction card for each brokerage account in which you hold shares.

Could other matters be decided at the Annual Meeting?

The Board does not intend to present any business at the Annual Meeting other than that described in the Notice of Annual Meeting of Stockholders. The Board at this time knows of no other matters that may come before the Annual Meeting and the Chairman of the Annual Meeting will declare out of order and disregard any matter not properly presented. However, if any new matter requiring the vote of the stockholders is properly presented before the Annual Meeting, proxies may be voted with respect thereto in accordance with the best judgment of the proxy holders, under the discretionary power granted by stockholders in their proxies in connection with general matters.

What happens to my vote if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is exercised.

Who can help answer my questions?

You should contact Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8109 if you have any questions about how to vote or need copies of our filings.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 29, 2012

This Proxy Statement and the 2011 annual report to stockholders are available at https://materials.proxyvote.com/318672. You may obtain directions regarding how to attend the Annual Meeting and vote in person by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8109.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of April 13, 2012, unless otherwise specified, with respect to shares of our Common Stock beneficially owned by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director, each director nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement (the “Named Executives”); and (3) all directors and executive officers as a group. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to Section 13(d), 13(g), or 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). As of April 13, 2012, directors and executive officers of the Corporation did not own shares of the Corporation’s preferred stock. The Corporation does not have knowledge of any current beneficial owner of more than 5% of the Corporation’s preferred stock. Unless otherwise indicated, to the Corporation’s knowledge the beneficial owner has sole voting and dispositive power over the shares.

(1)	Beneficial Owners of More Than 5% of our Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)

Thomas H. Lee Advisors (Alternative), VI, Ltd.	50,684,485	(b)	24.59%
c/o Walkers Corporate Services Limited
Walker House, 87 Mary Street
Geargetown, E9, KY1-9001

Entities affiliated with Oaktree Principal Fund V (Delaware), L.P. and	50,684,485	(c)	24.59%
Oaktree FF Investment Fund AIF (Delaware), L.P. c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

Wellington Management Company, LLP.	20,336,087	(d)	9.87%
c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 002210

United States Department of the Treasury	34,227,696	(e)	16.50%
1500 Pennsylvania Avenue Northwest
Washington, DC 20229

(a)	Based on 206,134,458 shares of Common Stock outstanding as of April 13, 2012.

(b)	Based on a Schedule 13D filed with the SEC on October 17, 2011 and a Form 4 filed on October 14, 2011, Thomas H. Lee Advisors (Alternative) VI, Ltd. has shared voting and dispositive power with respect to 50,684,485 shares of Common Stock; Thomas H. Lee (Alternative) Fund VI, L.P. has shared voting and dispositive power with respect to 27,873,153 shares; Thomas H. Lee (Alternative) Parallel Fund VI, L.P. has shared voting and dispositive power with respect to 18,874,216 shares; Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. has shared voting and dispositive power with respect to 3,296,946 shares; and THL FBC Equity Investors, L.P. has shared voting and dispositive power with respect to 640,170 shares. Voting and dispositive power over such securities is exercised by management committee consisting of Anthony J. DiNovi and Scott M. Sperling, the Co-President of Thomas H. Lee Partners, L.P. As such, Messrs. DiNovi and Sperling may be deemed to share beneficial ownership of such securities. Each of Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities.

(c)

Based on Form 4s filed on October 28, 2011 and a Schedule 13D filed with the SEC on October 17, 2011, by each of Oaktree Principal Fund V (Delaware), L.P. (the “PF V Fund”), Oaktree FF Investment Fund AIF (Delaware), L.P. (the “AIF Fund” and, together with the PF V Fund, the “Oaktree Funds” or “Oaktree”), Oaktree Capital Group Holdings GP, LLC (“OCGH GP”), in its capacity as the general partner of Oaktree Capital Group Holdings, L.P. (“OCGH LP”), OCGH LP, in its capacity as the majority holder of the voting units of Oaktree Capital Group, LLC (“OCG”) and the controlling shareholder of Oaktree AIF Holdings, Inc. (“Oaktree AIF Holdings”), OCG, in its capacity as managing member of Oaktree Holdings, LLC (“Oaktree Holdings”), Oaktree Holdings, in its capacity as managing member of OCM Holdings I, LLC (“Oaktree Holdings I”), Oaktree Holdings I, in its capacity as general partner of Oaktree Capital I, L.P. (“Oaktree Capital I”), Oaktree Capital I, in its capacity as general partner of Oaktree Fund GP I, L.P. (“Oaktree Fund GP I”), Oaktree Fund GP I, in its capacity as managing member of Oaktree Fund GP, LLC (“Oaktree Fund GP”), Oaktree Fund GP, in its capacity as general partner of the PF V Fund, Oaktree AIF Holdings, in its capacity as general partner of Oaktree AIF Investments, L.P. (“Oaktree AIF Investments”), Oaktree AIF Investments, in its capacity as general partner of Oaktree Fund GP III, L.P. (“Oaktree GP III”), Oaktree GP III, in its capacity as sole member of Oaktree Fund GP AIF, LLC (“Oaktree GP AIF”), Oaktree GP AIF, in its capacity as general partner of Oaktree Fund AIF Series, L.P. — Series I (“Oaktree AIF” and, together with OCGH GP, OCGH LP, OCG, Oaktree Holdings, Oaktree Holdings I, Oaktree Capital I, Oaktree Fund GP I, Oaktree Fund GP, Oaktree AIF Holdings, Oaktree AIF Investments, Oaktree GP III and

Oaktree GP AIF, collectively, the “Oaktree Entities”), and Oaktree AIF, in its capacity as general partner of the AIF Fund, the reporting persons may be deemed to beneficially own the 41,931,274 shares of Common Stock directly owned by the PF V Fund and/or the 8,753,211 shares of Common Stock directly owned by the AIF Fund. Each Oaktree Entity disclaims beneficial ownership of all shares reported herein except to the extent of their respective pecuniary interest therein. OCGH GP is managed by an executive committee, which controls the decisions of the OCGH GP with respect to the vote and disposition of the shares held by the PF V Fund and the AIF Fund. The members of such committee are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer, Sheldon M. Stone, Larry W. Keele, Stephen A. Kaplan and Kevin L. Clayton (the “OCGH GP Members”). By virtue of Mr. Harmon’s voting and investment authority with respect to Oaktree Fund GP I and Oaktree GP III, Mr. Harmon may be deemed to have a beneficial ownership interest in the shares reported herein. Each Oaktree Entity, each OCGH GP Member, and Mr. Harmon disclaim beneficial ownership of all shares reported herein except to the extent of their respective pecuniary interest therein.

(d)	Based on a Schedule 13G filed on February 14, 2011, Wellington Management Company, L.L.P. (“Wellington”) disclosed that, in its capacity as an investment advisor, it had shared voting and dispositive power over 20,220,300 shares, which are owned of record by its clients. On October 7, 2011, the Corporation issued 20,220,300 shares of Common Stock to several institutional investors advised by Wellington, including Ithan Creek Investors II USB, LLC; Bay Pond Partners, L.P; Bay Pond Investors USB, LLC; Ithan Creek Investors USB, LLC; Wolf Creek Partners, L.P; and Wolf Creek Investors USB, LLP. On March 14, 2012, the Corporation sold 115,787 additional shares of Common Stock to these institutional investors advised by Wellington.

(e)	On October 7, 2011, the Corporation issued 32,941,797 shares of Common Stock to the United States Department of the Treasury (the “U.S. Treasury”) upon conversion of all of the Corporation’s outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G. The U.S. Treasury has sole dispositive and voting power over its shares but may vote the shares only in accordance with the terms of its exchange agreement with the Corporation. In addition, the U.S. Treasury has a warrant that entitles it to purchase up to 1,285,899 shares of Common Stock at an exercise price of $3.29 per share, as adjusted as a result of the issuance of shares of Common Stock in the Corporation’s $525 million private placement of Common Stock (the “Capital Raise”) completed on October 7, 2011. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant has a 10-year term from its issue date and is exercisable in whole or in part at any time.

(2)	Beneficial Ownership of Directors, Director Nominees and Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Class

Directors and Director Nominees
Aurelio Alemán-Bermúdez, President & Chief Executive Officer	192,349		*
Thomas M. Hagerty	50,684,485	(b)	24.59%
Michael P. Harmon	50,684,485	(c)	24.59%
Roberto R. Herencia, Chairman of the Board	304,681		—
José Menéndez-Cortada	21,001		*
Héctor M. Nevares-La Costa	447,348	(d)	*
Fernando Rodríguez-Amaro	3,219		*
José F. Rodríguez-Perelló	100,000		*
Sharee Ann Umpierre-Catinchi	76,913	(e)	*

Executive Officers
Victor Barreras-Pellegrini, Treasurer & Senior Vice President	14,666		*
Orlando Berges-González, Executive Vice President & Chief Financial Officer	80,999		*

Lawrence Odell, Executive Vice President, General Counsel & Secretary	86,999		*
Cassan Pancham, Executive Vice President and Business Group Executive	57,696		*
All current directors, Executive Officers and the Chief Accounting Officer as a group (19 persons as a group)	102,978,570		49.94%

*	Less than 1% of our outstanding Common Stock.

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable on April 13, 2012 or within 60 days after that date, as follows: Mr. Alemán-Bermúdez, 33,600; Mr. Odell, 11,666; Mr. Cassan Pancham, 7,331; Mr. Barreras 4,666 and all current directors and executive officers as a group, 77,192. Also, it includes shares granted under the First BanCorp 2008 Omnibus Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Alemán-Bermúdez, 93,750; Mr. Berges-González 75,000; Mr. Odell, 72,000; Mr. Pancham, 45,000; Mr. Barreras, 10,000 and all current directors and executive officers as a group, 493,250. These amounts do not include shares of Common Stock represented by units in a unitized stock fund under our Defined Contribution Plan.

(b)	Mr. Hagerty is the Board representative for Thomas H. Lee Partners, L.P. and its affiliates (“THL”), which currently own 24.59% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning THL’s ownership.

(c)	Mr. Harmon is the Board representative for Oaktree, which currently owns 24.59% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning Oaktree’s ownership.

(d)	This amount includes 283,272 shares owned by Mr. Nevares-LaCosta’s father over which Mr. Nevares-LaCosta has voting and investment power as attorney-in-fact.

(e)	This amount includes 600 shares owned jointly with her spouse.

INFORMATION WITH RESPECT TO NOMINEES STANDING FOR ELECTION AS DIRECTORS AND WITH RESPECT TO EXECUTIVE OFFICERS OF THE CORPORATION

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The composition of our Board changed in the following respects during 2011:

•	effective September 30, 2011, Jorge Díaz-Irizarry resigned from the Board;

•	effective October 7, 2011, José Ferrer-Canals and Frank Kolodziej-Castro also resigned from the Board;

•

effective October 24, 2011, Roberto R. Herencia became non-executive Chairman of the Board following the criteria established in the investment agreements with THL and Oaktree. Our Chief Executive Officer recommended Mr. Herencia for consideration as the new non-executive chairman of the Board;

•	effective October 27, 2011, Michael P. Harmon began to serve as a director pursuant to Oaktree’s rights under its investment agreement; and

•	effective November 18, 2011, Thomas M. Hagerty began to serve as a director pursuant to THL’s rights under its investment agreement.

On April 24, 2012, the Board fixed the size of the Board at seven members, reducing the Board seats by two, with effectiveness immediately following, and subject to, the election of the nominees for director at the Annual Meeting. Accordingly, the Board has nominated seven of the current directors for re-election.

Pursuant to its respective investment agreement, each of THL and Oaktree has the right to designate a person to serve on the Board. This right will remain in effect as long as each owns at least 25% or more of the shares of Common Stock they acquired in the Capital Raise. Additionally, these investment agreements require us to use our best efforts to nominate two additional directors to the Board and require that a majority of our directors be either investor designees or independent directors with banking or related financial management expertise.

Our By-laws provide that the Board will consist of a number of members fixed from time to time by resolution of a majority of the Board, provided that the number of directors is always an odd number and not less than five nor more than fifteen. In accordance with our Restated Articles of Incorporation and By-laws, director nominees stand for election annually. A director is elected by the stockholders for a one-year term and serves until his or her successor is elected and qualified. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws, an incumbent director who is not elected by a majority of the votes present in person or by proxy must tender his or her resignation to the Board promptly following certification of the stockholder vote. The Board must act on the tendered resignation within 90 days following certification of the stockholder vote and must elect a new director by an affirmative vote of the majority of the Board to fill the vacancy until the next election of directors by stockholders.

Our retirement policy for the Board states that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected, but will not be eligible to stand for re-election.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees listed below. If any nominee should be unable to serve or for good cause will not serve, the designated proxies will vote each executed and returned proxy for the replacement nominee or nominees as the Board may propose. At this time, the Board knows of no reason why any of the persons listed below may not be able to serve as a director if elected. On April 24, 2012, the Board nominated current Directors Aurelio Alemán, Thomas M. Hagerty, Michael P. Harmon, Roberto R. Herencia, José Menéndez-Cortada, Fernando Rodríguez-Amaro, and José Rodríguez-Perelló to serve terms ending at the 2013 annual meeting of stockholders, and when their respective successors have been duly elected and qualified.

The members of the Board are also the members of the Board of Directors of FirstBank Puerto Rico (“FirstBank” or the “Bank”). The information presented below regarding the time of service on the Board includes terms concurrently served on the Board of Directors of the Bank.

Director Qualifications

Each director nominee has the qualifications and experience to focus on the complex issues confronting us and the financial industry. The nominees are leaders in business, finance, accounting and academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments. Each has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand our unique challenges and evaluate the strategies proposed by management and, when applicable, oversee their implementation.

Each of the nominees has a long record of professional integrity, dedication to his or her profession and community, a strong work ethic that includes coming fully prepared to meetings and fulfilling professional obligations, the ability to maintain a collegial environment, and the experience of having served as a director of the Corporation or other companies.

In evaluating the composition of the Board, the Corporate Governance and Nominating Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in our Corporate Governance Guidelines and Principles, have the skills, experience and abilities necessary to oversee our operations in the corporate and consumer businesses within Puerto Rico, the United States and the United States and British Virgin Islands. This Committee has determined that it is critically important to our proper operation and success that our Board has expertise and experience in the following areas:

•

Leadership:    Experience in significant leadership positions over an extended period, especially CEO positions. Directors with that experience generally provide the Corporation with special insights and possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the Corporation.

•

Financial Services Industry:    Experience in the financial services industry. Directors with that experience would provide insight with respect to the Corporation’s a diversified banking businesses, which provide a broad range of financial services to consumer and corporate customers.

•

Risk Management:    Risk expertise to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk. Risk management is a critical function of a financial services company and its proper supervision requires directors with sophisticated risk management skills and experience. Directors provide oversight of the company’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks, and review recommendations by management regarding risk mitigation.

•

Regulatory Compliance:    Experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, in order to ensure our continued compliance with the many applicable regulatory requirements and ensure ongoing effective relationships with our regulators. The Corporation and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and federally, including the Federal Reserve Board (the “Fed”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “OCIF”) and other local banking and insurance authorities.

•

Consumer Business:    Extensive consumer experience to assist the Corporation in evaluating its business model and strategies for reaching and servicing its retail customers. The Corporation provides services to retail customers in connection with its retail banking, consumer finance, real estate lending, personal loans, auto loans, small and middle market commercial banking and other financial services businesses.

•

Corporate Business:    A depth of understanding of and experience with complex business structures and transactions. Directors with that experience enhance the Corporation’s provision of a variety of services to its corporate clients including, financial restructurings, loans and cash management.

•

Financial Reporting:    Direct or supervisory experience in the preparation of financial statements, as well as finance and accounting expertise. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility, including the selection of outside independent auditors.

•

Legal Matters:    Experience with complying with regulatory requirements as well as understanding complex litigation and litigation strategies. Our Board has an important oversight function with respect to compliance with applicable requirements. In addition, it monitors legal proceedings and evaluates major settlements.

Nominees Standing for Election as Directors for Terms Expiring at the 2013 Annual Meeting

Aurelio Alemán-Bermúdez, 53

President and Chief Executive Officer

President and Chief Executive Officer since September 2009. Director of First BanCorp and FirstBank Puerto Rico since September 2005. Chairman of the Board of Directors and CEO of First Federal Finance Corporation d/b/a Money Express, FirstMortgage, Inc., FirstExpress, Inc., FirstBank Puerto Rico Securities Corp., and First Management of Puerto Rico, and CEO of FirstBank Insurance Agency, Inc. Senior Executive Vice President and Chief Operating Officer of First BanCorp from October 2005 to September 2009. Executive Vice President responsible for consumer banking and auto financing of FirstBank between 1998 and 2009. From April 2005 to September 2009, also responsible for the retail banking distribution network, First Mortgage and FistBank Virgin Islands operations. President of First Federal Finance Corporation d/b/a Money Express from 2000 to 2005. President of FirstBank Insurance Agency, Inc. from 2001 to 2005. President of First Leasing & Rental Corp. from 1999 to June 2007. From 1996 to 1998, Vice President of CitiBank, N.A., responsible for wholesale and retail automobile financing and retail mortgage business. Vice President of Chase Manhattan Bank, N.A., responsible for banking operations and technology for Puerto Rico and the Eastern Caribbean region from 1990 to 1996.

Director Qualifications:

•

Role as President of many of the Corporation’s subsidiaries, including First Federal Finance Corporation d/b/a Money Express, FirstBank Insurance Agency, Inc. and First Leasing & Rental Corp., and Chief Operating Officer of First BanCorp has provided him extensive experience in the financial industry.

•

Roles as Chairman of the Board of Directors and CEO of First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstMortgage, Inc., FirstBank Overseas Corp., First Insurance Agency, Inc., FirstExpress, Inc., FirstBank Puerto Rico Securities Corp., and First Management of Puerto Rico, and CEO of FirstBank Insurance Agency, Inc., Grupo Empresas Servicios Financieros, First Trade, Inc. and First Resolution Company and member of the Board of Directors of First BanCorp have provided him leadership experience.

•

Over 31 years of experience in the financial services industry has given him a comprehensive understanding of the industry. In his role as Chief Operating Officer of First BanCorp, and his prior experience as Vice President of CitiBank, N.A. and Chase Manhattan Bank, N.A., Mr. Alemán has gained extensive experience with financial services, consumer business, corporate business issues, risk management, operations and technology.

Thomas M. Hagerty, 49

A managing director with Thomas H. Lee Partners, L.P. since 1992 and with the firm since 1988. Previously in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. Director also of Ceridian Corporation, Fidelity National Financial, Inc., Fidelity National Information Services, Inc., MGIC Investment Corporation, and MoneyGram International, Inc. In an attempt to preserve the value of an investment in Conseco, Inc. by an affiliate of THL, Mr. Hagerty served as the interim chief financial officer of Conseco from July 2000 until April 2001. In December 2002, Conseco filed a petition under the federal bankruptcy code. Director of the Corporation since November 2011.

Director Qualifications:

•

More than 20 years of finance, banking and managerial experience and expertise in evaluating companies’ strategies, operations and risks gained through his work in investment banking enables him to provide the Board with valuable insights.

•

His service as a director at several public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions.

•	Risk management expertise obtained as a managing director at THL provides him valuable insights regarding the investment industry.

Michael P. Harmon, 43

A managing director with the Principal Group of Oaktree Capital Management L.P., a registered investment advisor and affiliate of Oaktree Group, where he has been responsible for sourcing, evaluating and managing private equity investments since 1997. Prior to this, positions in the Corporate Recovery Consulting group of Price Waterhouse and the Distressed Credits group at Society Corporation. Director of SKBHC Holdings, LLC, American West Bank, Starbuck Bancorp, AloStar Bancorp, Alliance Healthcare Services, Novis Pharmaceuticals, LLC and Senior Home Care. Director of the Corporation since October 2011.

Director Qualifications:

•

Experience with financial services companies and risk management expertise obtained as a managing director at Oaktree analyzing and monitoring substantial investment positions gained through his work in private equity enables him to provide the Board with valuable insights.

•

Service as a director at several public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions that is of benefit to the Board.

Roberto R. Herencia, 52

President and CEO of BXM Holdings, a fund specializing in community bank investments since October 2010. Between 2009 and 2010, President and CEO of Midwest Banc Holdings Inc. and Midwest Bank and Trust. Previously, spent 17 years with Popular Inc. as its Executive Vice President and as President of Banco Popular North America. Prior to joining Popular, Mr Herencia spent 10 years with The First National Bank of Chicago (now J.P. Morgan Chase) in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division. He is an independent director of SKBHC Holdings, a bank holding company, and its subsidiary banks, AmericanWest Bank and First National Bank of Starbuck. Mr. Herencia was nominated by President Obama to serve on the Overseas Private Investment Corporation’s (OPIC) Board of Directors, and he was confirmed by the Senate in October 2011. Mr. Herencia is a Trustee of the Museum of Science and Industry in Chicago. DePaul University, and Northwestern Memorial Foundation in Chicago. He serves on the Board of

Directors of Junior Achievement of Chicago, the Navy Pier Corporation in Chicago and Operation Hope in Los Angeles. Mr. Herencia is a former member of the Board of Directors of The ServiceMaster Company, a public corporation, where he served as Chairman of its Audit and Finance Committee. He has been a Director and the Chairman of the Board since October 2011.

Director Qualifications:

•

Mr. Herencia is a financial services industry executive, consultant and leader with 30 years of broad experience in all aspects of community banking in the U.S. and emerging markets which provides the Board with valuable insights.

•

Mr. Herencia’s vast experience in the financial institutions industry, as evidenced by his positions as CEO of a publicly traded community bank, head of emerging markets at a major domestic and international bank and consultant to regulators, community banks and private equity investors has provided him with extensive experience with complex and distressed turnaround efforts, mergers, and acquisitions. This experience benefits the Board’s ability to assess issues relating to its lending relationships.

•	Mr. Herencia’s experience and designation as an audit committee financial expert of a publicly traded company enhances the Board’s understanding of complex financial matters.

•

Corporate business knowledge, leadership abilities, and risk management capabilities obtained from Mr. Herencia’s experience as President and CEO enhances the Board’s understanding of the responsibilities and challenges of public companies.

José Menéndez-Cortada, 64

Director and Vice President at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC (a full service firm specializing in Commercial, Real Estate and Construction Law) in charge of the corporate and tax divisions until 2009; joined the firm in 1977. Tax Manager at PriceWaterhouse Coopers, LLP until 1976. Counsel to the Board of Bermudez, Longo, Díaz-Masso, LLC since 1985, director of Tasis Dorado School since 2002, director of the Homebuilders Association of Puerto Rico from 2002 to November 2011 trustee of the Luis A. Ferré Foundation, Inc. (Ponce Art Museum) since 2002 and co-chairman of the audit committee of that foundation since 2009. Director of the Corporation since April 2004. Served as Chairman of the Board from September 2009 to October 2011. Served as Lead Independent Director from February 2006 to September 2009.

Director Qualifications:

•

Leadership and director experience attained from having held multiple positions, including Director of the Homebuilders Association of Puerto Rico, trustee of the Luis A. Ferre Foundation, Inc., and Lead Independent Director and past chairman of First BanCorp, assists the Board with its oversight responsibilities.

•

Extensive legal, taxation, accounting and business acumen obtained from positions held at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC, Price Waterhouse LLP and Bermudez, Longo, Díaz-Masso, LLC S.E. enhances the Board’s understanding of complex legal, tax, accounting and business issues.

•

Knowledge of the construction and development industry obtained as Director of the Homebuilder’s Association and Bermudez, Longo, Díaz-Masso, LLC and as partner at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC provides valuable insight regarding the construction industry.

•

Audit committee experience acquired from serving as trustee and co-chairman of the Audit Committee of the Luis A. Ferré Foundation, Inc. (Ponce Museum) enhances the oversight role played by the Corporation’s audit committee.

Fernando Rodríguez-Amaro, 63

Managing Partner and Partner in the Audit and Accounting Division of RSM ROC & Company since 1980, and prior thereto, Audit Manager with Arthur Andersen & Co. from June 1971 to October 1980. Worked with clients in the banking, insurance, manufacturing, construction, government, advertising, radio broadcasting and services industries. Certified Public Accountant, Certified Fraud Examiner, Certified Valuation Analyst, Certified in Financial Forensics, and Charter Global Management Accountant. Member of the Board of Trustees of Sacred Heart University of Puerto Rico since August 2003, serving as member of the Executive Committee and Chairman of the Audit Committee since 2004. Member of the Board of Trustees of Colegio Puertorriqueño de Niñas since 1996, and also as a member of the Board of Directors from 1998 to 2004 and, since late 2008. Director of the Corporation since November 2005.

Director Qualifications:

•	Extensive background in accounting, audit, fraud examination and financial forensics obtained over 40 years provides the Board with a comprehensive understanding of financial matters.

•

Extensive experience in financial reporting, regulatory compliance and risk management gained as the managing partner and partner in charge of the audit and accounting division of RSM ROC & Company and audit manager with Arthur Andersen & Co. enhances the Board’s understanding of accounting, financial reporting and risk management.

•

Knowledge of multiple industries, including banking, insurance, manufacturing, construction, government, advertising, radio broadcasting and services industries, obtained from clients served at Arthur Andersen and RSM ROC & Company assists the Board in understanding business challenges.

•

Leadership experience obtained from director positions held in not-for-profits including the Sacred Heart University of Puerto Rico, Colegio Puertorriqueño de Niñas and Proyecto de Niños de Nueva Esperanza assists the Board with its oversight functions.

José F. Rodríguez-Perelló, 62

President of L&R Investments, Inc., a privately owned local investment company, from May 2005 to present. Vice-Chairman and member of the Board of Directors of the Government Development Bank for Puerto Rico from March 2005 to December 2006. Member of the Board of Directors of “Fundación Chana & Samuel Levis” from 1998 to 2007. Partner, Executive Vice-president and member of the Board of Directors of Ledesma & Rodríguez Insurance Group, Inc. from 1990 to 2005. President of Prudential Bache PR, Inc., a wholly-owned subsidiary of Prudential Bache Group, from 1980 to 1990. Director of the Corporation since July 2007.

Director Qualifications:

•

Extensive background in the financial industry, having held key posts at the Government Development Bank for Puerto Rico and Prudential Bache, PR, Inc., enhances the Board’s analysis of the challenges facing the financial industry.

•

Leadership experience attained over 30 years as President of Prudential Bache PR, Inc., partner at Ledesma & Rodríguez Insurance Group, Inc. and Vice-Chairman of the Government Development Bank for Puerto Rico assists the Board with its oversight functions.

•

Outside board experience for approximately 20 years, serving on the boards of Ledesma & Rodríguez Insurance Group, Inc. and the Government Development Bank for Puerto Rico, provides the Board valuable perspectives on corporate governance matters.

Required Vote

To be elected, each director must receive the affirmative vote of a majority of the votes of the stockholders represented in person or by proxy at the meeting and entitled to vote on the election of directors.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

Information About Executive Officers Who Are Not Directors

The executive officers of the Corporation and FirstBank who are not directors are listed below. The Corporation’s By-laws provide that each officer shall be elected annually at the first meeting of the Board of Directors after the annual meeting of stockholders and that each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal from office.

Orlando Berges-González, 54

Executive Vice President and Chief Financial Officer

Executive Vice President and Chief Financial Officer of the Corporation since August 1, 2009. Over 30 years of experience in the financial, administration, public accounting and business sectors. Mr. Berges-González served as Executive Vice President of Administration of Banco Popular de Puerto Rico from May 2004 until May 2009, responsible for supervising the finance, operations, real estate, and administration functions in both the Puerto Rico and U.S. markets. Executive Vice President and Chief Financial, Operations and Administration Officer of Banco Popular North America from January 1998 to September 2001, and as Regional Manager of a branch network of Banco Popular de Puerto Rico from October 2001 to April 2004. Mr. Berges-González is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and of the Puerto Rico Society of Certified Public Accountants. Director of First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstMortgage, FirstBank Overseas Corp., First Insurance Agency, Inc., First Express, Inc., FirstBank Puerto Rico Securities Corp., First Management of Puerto Rico, and FirstBank Insurance Agency, Inc., Grupo Empresas Servicios Financieros, and First Resolution Company.

Calixto García-Vélez, 44

Executive Vice President, Florida Region Executive

Executive Vice President and FirstBank Florida Regional Executive since March 2009. Before that, President and CEO of Doral Bank, EVP and President of the Consumer Banking Division of Doral Financial Corp in Puerto Rico and a member of Doral Bank’s Board of Directors from September 2006 to November 2008. President of West Division of Citibank, N.A., responsible for the Bank’s businesses in California and Nevada from 2005 to August 2006. From 2003 to 2006, Business Manager for Citibank’s South Division where he was responsible for Florida, Texas, Washington, D.C., Virginia, Maryland and Puerto Rico. President of Citibank, Florida and board member of Citibank F.S.B. and Citibank West, F.S.B. from 1999 to 2003.

Ginoris Lopez-Lay, 43

Executive Vice President and Retail and Business Banking Executive

Executive Vice President of Retail and Business Banking since March 2010, responsible for the retail banking services as well as commercial services for the business banking segment. Joined First BanCorp in 2006 as Senior Vice President, leading the Retail Financial Services Division and establishing the Strategic Planning Department. Senior Vice President and Manager of the Strategic Planning and Marketing Division of Banco Popular Puerto Rico from 1996 to 2005. Other positions at Banco Popular, after joining in 1989, included Vice President of Strategic Planning and Financial Analyst of the Finance and Strategic Planning Group. Member of the Board of Directors (since 2001) and Vice Chairman (since 2005) of the Center for the New Economy, and advisor to the Board of Trustees of the Sacred Heart University from 2003 to 2004.

Emilio Martinó-Valdés, 61

Executive Vice President and Chief Lending Officer

Executive Vice President and Chief Lending Officer of FirstBank since October 2005. Senior Vice President and Credit Risk Manager of FirstBank from June 2002 to October 2005. Staff Credit Executive for FirstBank’s Corporate and Commercial Banking business components since November 2004. First Senior Vice President of Banco Santander Puerto Rico; Director for Credit Administration, Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of Workout, Credit Administration, and Portfolio Assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico from 1986 to 1991. Director of First Mortgage, Inc. since October 2009.

Lawrence Odell, 63

Executive Vice President, General Counsel and Secretary

Executive Vice President, General Counsel and Secretary since February 2006. Senior Partner at Martínez Odell & Calabria from 1979 until March 31, 2012. Over 30 years of experience in specialized legal issues related to banking, corporate finance and international corporate transactions. Served as Secretary of the Board of Pepsi-Cola Puerto Rico, Inc. from 1992 to 1997. Served as Secretary to the Board of Directors of BAESA, S.A. from 1992 to 1997. Director of FirstBank Puerto Rico Securities Corp. and First Management of Puerto Rico since March 2009.

Cassan Pancham, 51

Executive Vice President and Eastern Caribbean Region Executive

Executive Vice President of FirstBank since October 2005. First Senior Vice President, Eastern Caribbean Region of FirstBank from October 2002 until October 2005. Director and President of FirstExpress, Inc. and First Insurance Agency, Inc. since 2005. Director of FirstMortgage since February 2010. Held the following positions at JP Morgan Chase Bank Eastern Caribbean Region Banking Group: Vice President and General Manager from December 1999 to October 2002; Vice President, Business, Professional and Consumer Executive from July 1998 to December 1999; Deputy General Manager from March 1999 to December 1999; and Vice President, Consumer Executive, from December 1997 to 1998. Member of the Governing Board of Directors of the Virgin Islands Port Authority since June 2007 and Chairman from January 2008 through January 2011. Director of FirstMortgage, Inc., First Insurance Agency, Inc., First Express, Inc., FirstBank Insurance Agency, Inc. and FirstBank Puerto Rico Securities Corp.

Dacio A. Pasarell-Colón, 63

Executive Vice President and Banking Operations Executive

Executive Vice President and Banking Operations Executive since September 2002. Over 27 years of experience at Citibank N.A. in Puerto Rico, which included the following positions: Vice President, Retail Bank Manager, from 2000 to 2002; Vice President and Chief Financial Officer from 1998 to 2000; Vice President, Head of Operations in 1998; Vice President Mortgage and Automobile Financing; Product Manager, Latin America from 1996 to 1998; Vice President, Mortgage and Automobile Financing Product Manager for Puerto Rico from 1986 to 1996. President of Citiseguros PR, Inc. from 1998 to 2001. Chairman of Ponce General Corporation and Director of FirstBank Florida from April 2005 until July 2009.

Nayda Rivera-Batista, 38

Executive Vice President, Chief Risk Officer and Assistant Secretary of the Board of Directors

Executive Vice President since January 2008. Senior Vice President and Chief Risk Officer since April 2006. Senior Vice President and General Auditor from July 2002 to April 2006. She is a Certified Public Accountant, Certified Internal Auditor and Certified in Financial Forensics. More than 15 years of combined work experience in public company, auditing, accounting, financial reporting, internal controls, corporate governance, risk management and regulatory compliance. Served as a member of the Board of Trustees of the Bayamón Central University from January 2005 to January 2006. Director of FirstMortgage, FirstBank Overseas Corp., and FirstBank Puerto Rico Securities Corp since October 2009.

Certain Other Officers

Víctor M. Barreras-Pellegrini, 44

Senior Vice President and Treasurer

Senior Vice President and Treasurer since July 2006. Previously held various positions with Banco Popular de Puerto Rico from January 1992 to June 2006, including Fixed-Income Portfolio Manager in the Popular Asset Management division from 1998 to 2006 and Investment Officer in the Treasury division from 1995 to 1998. Director of FirstBank Overseas Corp. and First Mortgage since August 2006. Has 18 years of experience in banking and investments and holds the Chartered Financial Analyst designation. He is also member and Treasurer of the Board of Directors of Make-A-Wish Foundation — P.R. Chapter.

Pedro Romero-Marrero, 39

Senior Vice President and Chief Accounting Officer

Senior Vice President and Chief Accounting Officer since August 2006. Senior Vice President and Comptroller from May 2005 to August 2006. Vice President and Assistant Comptroller from December 2002 to May 2005. He is a Certified Public Accountant with a Master of Science in Accountancy and has technical expertise in management reporting, financial analysis, corporate tax, internal controls and compliance with US GAAP, SEC rules and Sarbanes Oxley. Has more than twelve years of experience in accounting including with a big four public accounting firm in the area of banking and financial services.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes various corporate governance matters including director independence, board and committee structure, function and composition, and governance charters, policies and procedures. Our Corporate Governance Guidelines and Principles; the charters of the Audit Committee, the Compensation and Benefits Committee, the Corporate Governance and Nominating Committee, the Credit Committee, the Asset/Liability Committee, and the Compliance Committee; the Corporation’s Code of Ethical Conduct and the Corporation’s Code of Ethics for CEO and Senior Financial Officers; and the Independence Principles for Directors are available through our web site at www.firstbankpr.com, under “Investor Relations — Corporate Governance.” Our stockholders may obtain printed copies of these documents by writing to Lawrence Odell, Secretary of the Board, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908.

Code of Ethics

Our Code of Ethics for CEO and Senior Financial Officers (the “Code”) states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest and to comply with the laws and regulations that apply to the Corporation and its subsidiaries, among other matters… The Code applies to each officer of the Corporation or its affiliates having any or all of the following responsibilities and/or authority, regardless of formal title: the president, the chief executive officer, the chief financial officer, the chief accounting officer, the controller, the treasurer, the tax manager, the general counsel, the general auditor, any assistant general counsel responsible for finance matters, any assistant controller and any regional or business unit financial officer. Only the Board, or a duly authorized committee of the Board, may grant waivers from compliance with this Code. Any waiver of any part of the Code will be promptly disclosed to stockholders on our website at www.firstbankpr.com. Neither the Board nor Audit Committee, the duly authorized committee of the Board, received any requests for waivers under the Code in 2011 or through April 30, 2012.

Our Code of Ethical Conduct, which applies to all employees and Directors of the Corporation and all of its subsidiaries, is designed to maintain a high ethical culture in the Corporation. The Code of Ethical Conduct addresses, among other matters, conflicts of interest, operational norms and confidentiality of our and our customers’ information.

Independence of the Board of Directors and Director Nominees

The Board annually evaluates the independence of its members based on the criteria for determining independence identified by the NYSE, the SEC and our Independence Principles for Directors. Our Corporate Governance Guidelines and Principles requires that a majority of the Board be composed of directors who meet the requirements for independence established in our Independence Principles for Directors, which incorporates the independence requirements established by the NYSE and the SEC. The Board has concluded that the Corporation has a majority of independent directors. The Board has determined that Messrs. Thomas M. Hagerty, Michael P. Harmon, Roberto R. Herencia, Fernando Rodríguez-Amaro, José Menéndez-Cortada, Héctor M. Nevares-La Costa, José Rodríguez-Perelló and Dr. Sharee Ann Umpierre-Catinchi are independent under the Independence Principles for Directors, taking into account the matters discussed under “Certain Transactions and Related Person Transactions.” Mr. Aurelio Alemán-Bermúdez, President and Chief Executive Officer, is not considered to be independent as he is a management Board member. The independent directors meet in executive sessions without management present on days when there were regularly scheduled Board meetings. In addition, non-management directors separately met one time during 2011 with José Menéndez-Cortada, then Chairman of the Board, leading the meetings.

Board Leadership Structure

We currently have an independent chairman separate from the chief executive officer. The Board believes it is important to maintain flexibility in its board leadership structure and has had in place different leadership structures over the past few years, depending on our needs at the time. Nevertheless, the Board firmly supports having an independent director in a board leadership position at all times. Accordingly, our Board adopted corporate policies that provide that, if we do not have an independent chairman, the Board must elect a lead independent director, having similar duties to an independent chairman, including leading the executive sessions of the non-management directors at Board meetings. At this time, our chairman provides independent leadership of the Board. Having an independent chairman or lead director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The independent chairman or lead director also serves as a liaison between the Board and senior management. Our Board has determined that the current structure, an independent chair separate from the chief executive officer, is the most appropriate structure at this time.

Board’s Role in Risk Oversight

The Board oversees our enterprise risk management framework through the Audit Committee, the Credit Committee, the Asset/Liability Committee, the Compliance Committee and the Compensation and Benefits Committee. Each one of the Board designated committees has a distinct charter and role within the governance and risk management hierarchy of the Corporation. The charters, which are posted on our website, define the roles and responsibilities of the committee’s members, including the responsibility for risk oversight, and specify relationships among the committees, the Board and management.

The Audit Committee oversees risk management processes mainly related to compliance, operations, our internal audit function, and our external financial reporting and internal control over financial reporting. The Credit Committee oversees our policies and procedures related to the Bank’s lending function. The Asset/Liability Committee oversees our asset and liability management policies and procedures relating to (i) funds management, (ii) investment management, (iii) liquidity, (iv) interest rate risk management, (v) capital adequacy, and (vi) the use of derivatives. The Compliance Committee Oversees compliance with the Consent Order and

Written Agreement entered into with Regulators. The Compensation and Benefits Committee reviews compensation programs to ensure that they do not, among other things, encourage unnecessary or excessive risk-taking.

In addition, the Board receives periodically from the Chief Risk Officer a risk report with respect to our approach to management of major risks, including any appropriate risk mitigation efforts by management. Enterprise Risk Management, led by the Chief Risk Officer, and managed through the Executive Risk Management Council (the “Council”), is a corporation-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The Council is appointed by our Chief Executive Officer to assist us in overseeing, and receiving information regarding, our policies, procedures and practices relating to the Corporation’s risks. As requested by the Board, the Council has a dotted reporting line to the Credit Committee, the Asset/Liability Committee and the Audit Committee to ensure that our risk management process as a whole is of the proper scope and functioning effectively. The Council’s primary general functions involve:

•	The appointment of owners of the Corporation’s significant risks;

•	The development of the risk management infrastructure needed to enable it to monitor risk policies and limits established by the Board;

•	The evaluation of the risk management process to identify any gap and the implementation of any necessary controls to close such gap;

•	The establishment of a process to enable the recognition, assessment, and management of risks that could affect the Corporation; and

•	Ensuring that the Board receives appropriate information about the Corporation’s risks.

The Board’s role is to oversee this effort, recognizing that management is responsible for executing our risk management policies. In performing this function, the Board receives periodic reports from the Board designated committees and different members of senior management.

Director Stock Ownership

The Board believes that appropriate stock ownership by directors further aligns their interests with those of our stockholders. Under our Director Stock Ownership Requirement Guidelines (the “Guidelines”), non-management directors are expected to hold an investment position in our Common Stock having a cost basis, except as described below, equivalent to at least $250,000. Upon meeting the ownership goal, that number of shares, considering stock split adjustments, becomes fixed and must be maintained until the end of the director’s service on the Board. Directors are required to achieve the ownership goal within three years after the director’s initial appointment to the Board. The Guidelines are administrated by the Corporate Governance and Nominating Committee of the Board. The Corporate Governance and Nominating Committee may recommend changes to the Guidelines to the Board, and the Board may at any time approve amendments or modifications to the Guidelines.

Communications with the Board

Stockholders or other interested parties who wish to communicate with the Board may do so by writing to the Chairman of the Board in care of the Office of the Corporate Secretary at the Corporation’s headquarters, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908 or by e-mail to directors@firstbankpr.com. Communications may also be made by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8109. Communications relating to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Depending upon the nature of other concerns, they may be referred to our Internal Audit Department, the Legal or Finance Department, or any other appropriate department. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the Board, or that such concerns receive special treatment, including through the retention of outside counsel or other outside advisors.

Board Meetings

The Board is responsible for directing and overseeing the business and affairs of the Corporation. The Board represents the Corporation’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met twenty-four (24) times during fiscal year 2011. Each of the current members of the Board participated in at least 75% of the Board meetings held during fiscal year 2011 while such person was a director, except for Mr. Hagerty who became a director on November 18, 2011.

Board Attendance at Annual Meetings

While we have not adopted a formal policy with respect to directors’ attendance at annual meetings of stockholders, we encourage our directors to attend such meetings. Seven of the current members of the Board attended the 2011 annual meeting of stockholders.

Board Committees

The Board has six standing committees: the Audit Committee, the Compensation and Benefits Committee, the Corporate Governance and Nominating Committee, the Asset/Liability Committee, the Credit Committee and the Compliance Committee. In addition, from time to time and as it deems appropriate, the Board may also establish ad-hoc committees, which are created for a specific purpose to focus on examining a particular subject or matter. These ad-hoc committees have a deadline by which they must complete their work, or expire. The members of the committees are appointed and removed by the Board, which also appoints a chair for each committee. The functions of the standing committees, their current members and the number of meetings held during 2011 are set forth below. Each of the current members of the Board participated in at least 75% of the aggregate of the total number of meetings held by the committees of the Board on which he/she served during fiscal year 2011, while such person was a member of such committees.

The following table sets forth the committees of the Board on which the current members of the Board serve:

Name of Director	Audit Committee	Compensation & Benefits	Corporate Governance & Nominating Committee	Asset/Liability Committee	Credit Committee	Compliance Committee
Aurelio Alemán				*	*
Thomas M. Hagerty			*
Michael P. Harmon		*
Roberto R. Herencia		*	C
José Menéndez-Cortada	*		*	*	C	*
Héctor M. Nevares-La Costa	*	*		*	*
Fernando Rodríguez-Amaro	C					C
José F. Rodríguez-Perelló	*			C	*	*
Sharee Ann Umpierre-Catinchi		C	*

C = Chair

Audit Committee

The Audit Committee charter provides that this Committee is to be composed of at least three outside directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors.

As set forth in the Audit Committee’s charter, the Audit Committee represents and assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of our financial reporting to any governmental or regulatory body, stockholders, other users of our financial reports and the public; (ii) the performance of our internal audit function; (iii) our systems of internal control over financial reporting and disclosure controls and procedures; (iv) the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit of our financial statements, and their engagement to provide any other services; (v) our legal and regulatory compliance; (vi) the application of our related person transaction policy as established by the Board; (vii) the application of our codes of business conduct and ethics as established by management and the Board; and (viii) the preparation of the audit committee report required to be included in our annual proxy statement by the rules of the SEC.

Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “audit committee financial expert” designated by the Board is Fernando Rodríguez-Amaro. The Audit Committee met a total of sixteen (16) times during fiscal year 2011.

Compensation and Benefits Committee

The Compensation and Benefits Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. In addition, the members of the Committee are independent as defined in Rule 16b-3 under the Exchange Act. The Committee is responsible for the oversight of our compensation policies and practices including the evaluation and recommendation to the Board of the salaries and incentive compensation programs of the executive officers and key employees of the Corporation. The responsibilities and duties of the Committee include the following:

•

Review and approve the annual goals and objectives relevant to compensation of the chief executive officer and other executive officers, as well as the various elements of the compensation paid to the executive officers.

•

Evaluate the performance of the chief executive officer and other executive officers in light of the agreed upon goals and objectives and recommend to the Board the appropriate compensation levels of the chief executive officer and other executive officers based on such evaluation.

•

Establish and recommend to the Board for its approval the salaries, short-term incentive awards (including cash incentives) and long-term incentives awards (including equity-based incentives) of the chief executive officer, other executive officers and selected senior executive officers.

•	Evaluate and recommend to the Board for its approval severance arrangements and employment contracts for executive officers and selected senior executives.

•	Review and discuss with management our Compensation Discussion and Analysis for inclusion in our annual proxy statement.

•

During the period of our participation in the U.S. Treasury Troubled Asset Relief Program Capital Purchase Program, take necessary actions to comply with any applicable laws, rules and regulations related to the Capital Purchase Program, including, without limitation, conducting a risk assessment of our compensation arrangements and including a certification of that assessment in the Compensation Discussion and Analysis in our annual proxy statement.

•	Periodically review the operation of the Corporation’s overall compensation program for key employees and evaluate its effectiveness in promoting stockholder value and corporate objectives.

The Committee has the sole authority to engage outside consultants to assist it in determining appropriate compensation levels for the chief executive officer, other executive officers, and selected senior executives and to set fees and retention arrangements for such consultants. The Committee has full access to any relevant records of the Corporation and may request any employee of the Corporation or other person to meet with the Committee or its consultants.

The Compensation and Benefits Committee met a total of five (5) times during fiscal year 2011.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors. The responsibilities and duties of the Committee include, among others, the following:

•	Annually review and make any appropriate recommendations to the Board for further developments and modifications to the corporate governance principles applicable to the Corporation.

•	Develop and recommend to the Board the criteria for Board membership.

•

Identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including evaluation of incumbent directors for potential re-nomination); and recommend to the Board candidates for: (i) nomination for election or re-election by the stockholders; and (ii) any Board vacancies that are to be filled by the Board.

•

Review annually the relationships between directors, the Corporation and members of management and recommend to the Board whether each director qualifies as “independent” based on the criteria for determining independence identified by the NYSE, the SEC and our Independence Principles for Directors.

•

As vacancies or new positions occur, recommend to the Board the appointment of members to the standing committees and the committee chairs and review annually the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

•	Recommend to the Board on an annual basis, or as vacancies occur, one member of the Board to serve as Chairman (who also may be the chief executive officer).

•

Evaluate and advise the Board whether the service by a director on the board of another company or a not-for-profit organization might impede the director’s ability to fulfill his or her responsibilities to the Corporation.

•

Retain and terminate in its sole discretion outside consultants or search firms to advise the Committee regarding the identification and review of board candidates, including sole authority to approve such consultant’s or search firm’s fees, and other retention terms.

•

Review annually our Insider Trading Policy to ensure continued compliance with applicable legal standards and corporate best practices. In connection with its annual review of the Insider Trading Policy, the Committee also reviews the list of executive officers subject to Section 16 of the Exchange Act, and the list of affiliates subject to the trading windows contained in the Policy.

•	Develop, with the assistance of management, programs for director orientation and continuing director education.

•

Direct and oversee our executive succession plan, including succession planning for all executive officer positions and interim succession for the chief executive officer in the event of an unexpected occurrence.

•	Provide oversight of our policies and practices with respect to corporate social responsibility, including environmentally sustainable solutions.

•

Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, our corporate governance policies, procedures and practices at all levels and perform other corporate governance oversight functions as requested by the Board.

The Corporate Governance and Nominating Committee met a total of two (2) times during fiscal year 2011.

Identifying and Evaluating Nominees for Directors

The Board of Directors, acting through the Corporate Governance and Nominating Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board. The Corporate Governance and Nominating Committee regularly reviews the composition of the Board, its assessment of the Board’s performance, and the input of stockholders and other key constituencies. The Corporate Governance and Nominating Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service. In addition, the Corporate Governance and Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts. These individual qualities can include matters like experience in our industry, technical experience, leadership experience, and relevant geographical experience. In fulfilling these responsibilities regarding Board membership, the Board adopted the Policy Regarding Selection of Directors, which sets forth the Corporate Governance and Nominating Committee’s responsibility with respect to the identification and recommendation to the Board of qualified candidates for Board membership, which is to be based primarily on the following criteria:

•	Judgment, character, integrity, expertise, skills and knowledge useful to the oversight of our business;

•	Diversity of viewpoints, backgrounds, experiences and other demographics;

•	Business or other relevant experience; and

•

The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will yield a Board that is effective, collegial and responsive to the needs of the Corporation.

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the context of viewpoints, experience, skills, background and other demographics that could assist the Board in light of the Board’s composition at the time.

The Committee gives appropriate consideration to candidates for Board membership recommended by stockholders and evaluates such candidates in the same manner as candidates identified by the Committee. Candidate recommendations, along with the type of biographical information required for board nominees, should be submitted to the Corporate Secretary at First BanCorp, at P.O. Box 9146, San Juan, Puerto Rico 00908-0146.

The Committee may use outside consultants to assist in identifying candidates. Members of the Committee discuss and evaluate possible candidates in detail prior to recommending them to the Board. In January of 2012, the Corporate Governance and Nominating Committee engaged Spencer Stuart, one of the world’s leading executive search firms, to conduct a comprehensive director search and assist the committee in the identification and evaluation of two new potential candidates to the Board.

The Committee is also responsible for initially assessing whether a candidate would be an “independent” director under the requirements for independence established in our Independence Principles for Directors and applicable rules and regulations. The Board, taking into consideration the recommendations of the Committee, is responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Committee, also makes a determination as to whether a nominee or appointee would be an independent director.

Asset/Liability Committee

The Asset/Liability Committee’s charter provides that that Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC, and our Independence Principles for Directors, and also to include our Chief Executive Officer, Chief Financial Officer, Treasurer and Chief Risk Officer. Under the terms of its charter, the Asset/Liability Committee assists the Board in its oversight of our policies and procedures related to asset and liability management, including (i) funds management, (ii) investment management, (iii) liquidity, (iv) interest rate risk management, (v) capital adequacy, and (vi) the use of derivatives (the “ALM”). In doing so, the committee’s primary functions involve:

•	The establishment of a process to enable the identification, assessment and management of risks that could affect the Corporation’s ALM;

•	The identification of the Corporation’s risk tolerance levels for yield maximization related to its ALM;

•	The evaluation of the adequacy and effectiveness of the Corporation’s risk management process related to the Corporation’s ALM, including management’s role in that process; and

•	The evaluation of the Corporation’s compliance with its risk management process related to the Corporation’s ALM.

The Asset/Liability Committee met a total of four (4) times during fiscal year 2011.

Credit Committee

The Credit Committee’s charter provides that this Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors, and also include our Chief Executive Officer and the Chief Lending Officer. Under the terms of its charter, the Credit Committee assists the Board in its oversight of our policies and procedures related to all matters of our lending function, hereafter “Credit Management.” In doing so, this Committee’s primary functions involve the review of the quality of our credit portfolios and the trends affecting the portfolio; oversight of the effectiveness and administration of credit related policies; and the approval of loans as required by our lending authorities. Additionally, this Committee reports to the Board regarding credit management.

The Credit Committee met a total of twelve (12) times during fiscal year 2011.

Compliance Committee

The Compliance Committee was established by the Board in June 2010 to assist the Board of the Bank in fulfilling its responsibility to ensure compliance by the Corporation and the Bank with the Consent Order entered into with the FDIC and the OCIF pursuant to which the Bank agreed to take certain actions designed to improve the financial condition of the Bank. In addition, the Committee assists the Board of the Corporation in fulfilling its responsibility with respect to compliance with the Written Agreement entered into with the Federal Reserve (the Consent Order and the Written Agreement are referred to jointly as the “Agreements”). Once the Agreements are terminated by the FDIC, OCIF and the FED, the Committee will cease to exist.

The Compliance Committee’s charter provides that the committee is to be composed of at least three directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors. The responsibilities and duties of the Compliance Committee include, among others, the following:

•	Review and approval of the action plan and timeline developed by management to comply with the Agreements;

•	Monitor the implementation of the action plans developed to comply with the Agreements and address the issues identified in the most recent examination reports; and

•

Assure that all deliverables pursuant to the Agreements that require Board approval are presented timely to the Boards to comply with the required timeframes established in the Agreements and delivered to the FDIC, OCIF, and the FED in a timely manner in compliance with the required timeframes established in the Agreements.

The Compliance Committee met a total of eleven (11) times during fiscal year 2011.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We review all transactions and relationships in which the Corporation and any of its directors, director nominees, executive officers, security holders who are known to the Corporation to own of record or beneficially more than 5% of the Corporation’s Common Stock and any immediate family member of any of the foregoing persons (each, a “Related Person”) have an interest. Our Corporate Governance Guidelines and Principles and Code of Ethics for the CEO and Senior Financial Officers require our directors, executive officers and principal financial officers to report to the Board or the Audit Committee any situation that could be perceived as a conflict of interest. In addition, applicable law and regulations require that all loans or extensions of credit to executive officers and directors be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. Pursuant to Regulation O adopted by the Fed, any extension of credit to an executive officer, director, or principal stockholder, including any related interest of such persons (collectively an “Insider”), must be approved in advance by a majority of the Board, excluding the interested party, if such extension, when aggregated with all other loans or lines of credit to that Insider: (a) exceeds 5% of the Bank’s capital and unimpaired surplus or $25,000, whichever is greater, or (b) exceeds (in any case) $500,000.

The Corporation’s written Related Person Transaction Policy (the “Policy”) addresses the reporting, review and approval or ratification of transactions with Related Persons. The Policy is not designed to prohibit related person transactions; rather, it is to provide for timely internal reporting and appropriate review, approval or rejection, oversight and public disclosure, when required, of such transactions.

For purposes of the Policy, a “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which the Corporation participates (whether or not the Corporation is a party), the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest in such transaction or arrangement. A Related Person’s interest in a transaction or arrangement is presumed material to such person unless it is clearly incidental in nature or has been determined in accordance with the Policy to be immaterial in nature. A transaction in which any subsidiary of the Corporation or any other company controlled by the Corporation participates shall be considered a transaction in which the Corporation participates.

Examples of related person transactions generally include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, and the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Corporation of an immediate family member of a Related Person or a change in the terms or conditions of employment of such an individual that is material to such individual. However, the Policy contains a list of categories of transactions that will not be considered related person transactions for purposes of the Policy given their nature, size and/or degree of significance to the Corporation and, therefore, need not be brought to the Audit Committee for their review and approval or ratification.

Any director, director nominee or executive officer who intends to enter into a related person transaction is required to disclose that intention and all material facts with respect to such transaction to the General Counsel, and any officer or employee of the Corporation who intends to cause the Corporation to enter into any related person transaction must disclose that intention and all material facts with respect to the transaction to his or her superior, who is responsible for reporting such information to the General Counsel. The General Counsel is responsible for determining whether a transaction may meet the requirements of a related person transaction requiring review under the Policy, and, upon such determination, must report the material facts respecting the transaction and the Related Person’s interest in such transaction to the Audit Committee for its review and approval or ratification. Any related party transaction in which the General Counsel has a direct or indirect interest is evaluated directly by the Audit Committee.

If a member of the Audit Committee has an interest in a related person transaction and the number of Audit Committee members available to review and approve the transaction is less than two members after such committee member recuses himself or herself from consideration of the transaction, the transaction must instead be reviewed by an ad hoc committee of at least two independent directors designated by the Board. The Audit Committee may delegate its authority to review, approve or ratify specified related person transactions or categories of related person transactions when the Audit Committee determines that such action is warranted.

Annually, the Audit Committee must review any previously approved or ratified related person transaction that is continuing (unless the amount involved in the uncompleted portion of the transaction is less than $120,000) and determine, based on the then existing facts and circumstances, including the Corporation’s existing contractual or other obligations, if it is in the best interests of the Corporation to continue, modify or terminate the transaction.

The Audit Committee has the authority to (i) determine categories of related person transactions that are immaterial and not required to be individually reported to, reviewed by, and/or approved or ratified by the Audit Committee and (ii) approve in advance categories of related person transactions that need not be individually reported to, reviewed by, and/or approved or ratified by the Audit Committee but may instead be reported to and reviewed by the Audit Committee collectively on a periodic basis, which must be at least annually. The Audit Committee must notify the Board on a quarterly basis of all related person transactions approved or ratified by the Audit Committee.

In connection with approving or ratifying a related person transaction, the Audit Committee (or its delegate), in its judgment, must consider in light of the relevant facts and circumstances whether or not the transaction is in, or not inconsistent with, the best interests of the Corporation.

During fiscal year 2011, directors, officers and persons or entities related to such directors and officers were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with persons not related the Corporation, and did not involve more than the normal risk of collectability or present other unfavorable features.

During fiscal year 2011, the Corporation engaged, in the ordinary course of business, the legal services of Martínez Odell & Calabria. Lawrence Odell, General Counsel of the Corporation since February 2006, was a partner at Martínez Odell & Calabria (the “Law Firm”) until his resignation on March 31, 2012. Mr. Odell’s interest in the Law Firm as a partner is being liquidated over an extended period of time. On January 31, 2011, the Corporation approved an amendment to the agreement (the “Services Agreement”) it entered into with the Law Firm in February 2006 in connection with the Corporation’s execution of an employment agreement with Lawrence Odell relating to his retention as Executive Vice President and General Counsel of the Corporation and its subsidiaries. The Services Agreement expired on February 14, 2012. Mr. Odell’s employment agreement provides that, on each anniversary of the date of commencement, the term of such agreement is automatically extended for an additional one (1) year period beyond the then-effective expiration date. The Services Agreement provided for the payment by the Corporation to the Law Firm of $60,000 per month as consideration for the services rendered to the Corporation by Mr. Odell. The Services Agreement had a term of four years expiring on February 14, 2010. In light of the automatic extension of Mr. Odell’s employment agreement, the Corporation amended the Services Agreement on January 29, 2010 for purposes of extending its term from February 14, 2010 until February 14, 2011 and further amended it on January 31, 2011 for purposes of further extending its term through February 14, 2012. The Corporation also engaged the Law Firm to be the corporate and regulatory counsel to it and FirstBank. In 2011, the Corporation paid $1,227,983 to the Law Firm for its legal services and $720,000 to the Law Firm in accordance with the terms of the Services Agreement. The 2011 engagement of the Law Firm and 2011 extension of the Services Agreement were approved by the Audit Committee as required by the Policy.

During 2003, the Corporation entered into a loan agreement with HB Construction Developers and Arturo Díaz-Irizarry, the sole owner of HB Construction Developers and brother of former director Jorge Díaz-Irizarry. The loan was made to provide funds for the interim financing to finish the development of 124 low income housing units at the residential project to be known as Haciendas de Borinquén in Lares, Puerto Rico. The loan was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time it was made for comparable transactions with persons not related to the Corporation, and did not involve more than the normal risk of collectibility or present other unfavorable features. In July 2005, the loan was classified as past due at the time of its maturity. The largest aggregate amount of the loan outstanding during fiscal year 2011 was $248,171, which amount was outstanding as of March 30, 2012. During 2011, $10,694.50 of interest was payable and paid on the loan. The loan has an interest rate of 4.25%. During 2011, there were no principal payments on the loan.

During 2007, the Corporation entered into a loan agreement with Elmaria Homes, Corp and Ernesto Rodríguez-Alzugaray, the owner of a third of Elmaria Homes, Corp and brother of director Fernando Rodríguez-Amaro. The loan was made to provide funds for the interim financing to finish the development of 64 apartments at the residential condominium project known as Elmaria Condominium in Río Piedras, Puerto Rico. The original maturity date of June 15, 2008 was extended to December 1, 2010. The loan was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time it was made for comparable transactions with persons not related to the Corporation, and did not involve more than the normal risk of collectibility or present other unfavorable features. The largest aggregate amount of the loan outstanding during fiscal 2011 was $6,365,001. During fiscal year 2011, $68,082 of interest was payable on the loan. On February 16, 2011, the Corporation sold this loan to an unrelated third party.

Director Thomas M. Hagerty, who is a managing director at THL, was appointed a director of the Corporation pursuant to the investment agreement that the Corporation entered into with THL. In connection with that agreement, THL purchased from the Corporation shares of Common Stock having an aggregate price of $174.1 million and designated Mr. Hagerty as its Board representative. As of April 13, 2012, THL beneficially owned 24.59% of our Common Stock.

Director Michael P. Harmon, who is a managing director at Oaktree Capital Management L.P., was appointed a director of the Corporation pursuant to the investment agreement that the Corporation entered into with Oaktree. In connection that agreement, Oaktree purchased from the Corporation shares of Common Stock having an aggregate purchase price of $174.1 million and designated Mr. Harmon as its Board representative. As of April 13, 2012, Oaktree and Mr. Harmon beneficially owned 24.59% of our Common Stock,

Our investment agreements with THL and Oaktree, as amended in connection with the purchase by THL and Oaktree of certain shares sold to other investors in the Capital Raise provide them with various rights. We filed a registration statement under the Securities Act of 1933 to register the offers and sales of the shares of Common Stock that we sold in the Capital Raise, which filing became effective on February 14, 2012. In addition, pursuant to these agreements, we reimbursed THL and Oaktree each $4 million for expenses each incurred in connection with the Capital Raise. As noted above, each of THL and Oaktree have the right to designate a person to serve on our Board for as long as each of them owns at least 25% of the number of shares each currently owns. Consistent with our agreements with THL and Oaktree, we appointed Mr. Herencia to serve as our Chairman of the Board and appointed Messrs. Hagerty and Harmon as directors. We have also agreed to use our best efforts to nominate two additional directors to the Board and that a majority of our directors will be either investor designees or independent directors with banking or related financial management expertise. Our investment agreements with THL and Oaktree also include certain indemnification provisions. Finally, we have agreed to permit each of THL and Oaktree to acquire additional shares of Common Stock in the following circumstances: (a) for as long as each of THL and Oaktree, as applicable, owns at least 25% of the number of shares of Common Stock that it currently owns, each such investor will have the right to acquire from us at such time as we sell (i) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, an amount of securities up to the amount of the new securities required to maintain its percentage Common Stock-equivalent interest in us at the same level as it was before the issuance of those securities and (ii) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, to any investor to which we sold Common Stock in the Capital Raise an amount of securities up to the amount of new securities equal to the aggregate amount of new securities that we offer to sell to such other investor or its affiliates for the same price and on the same terms as such other offer or sale to such other investor or its affiliates and (b) for as long as each of THL and Oaktree, as applicable, owns in the aggregate at least as many shares of Common Stock as any other entity or group of affiliated entities, if we offer to sell to any entity or group of affiliated entities Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, that would cause that entity or group of affiliated entities to own more shares of Common Stock than THL or Oaktree, as applicable, we will offer to sell to each of THL and Oaktree, for the same price and on the same terms, a number of new securities such that THL or Oaktree, as applicable, will own an amount of shares of Common Stock, after giving effect to the conversion or exercise of such new securities into Common Stock, equal to the number of shares of Common Stock owned by such other entity or group of affiliated entities.

Our investment agreement with Wellington, pursuant to which it purchased from the Corporation shares of Common Stock having an aggregate purchase price of $69.8 million in the Capital Raise, provides it with certain rights. Pursuant to its agreement, we reimbursed Wellington approximately $68,000 for expenses it incurred in connection with the Capital Raise. Our investment agreement with Wellington also includes certain indemnification provisions. Finally, we also agreed to permit Wellington to acquire additional shares of Common Stock for as long as it owns at least 60% of the number of shares of Common Stock that it acquired in connection with the Capital Raise at such time as we sell any Common Stock or securities convertible into or exchange able for Common Stock, or that include a Common Stock component, up to the amount of the new securities required to maintain its percentage Common Stock-equivalent interest in us at the same level as it was before the issuance of those securities. On March 14, 2012, the Corporation sold 115,787 shares of Common Stock to Wellington pursuant to this right.

In February of 2012, the Corporation entered into a Securities Purchase Agreement with Roberto R. Herencia, under which it sold 165,000 shares of the Corporation’s Common Stock at a purchase price equal to $3.79 per share. The shares were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Corporation’s Compensation and Benefits Committee during fiscal year 2011 consisted of directors Sharee Ann Umpierre-Catinchi, Chairperson, José L. Ferrer-Canals (who ceased to be a member of the Committee on January 20, 2011), Jorge L. Díaz-Irizarry (who resigned as a director on September 30, 2011), Frank Kolodziej (who became a member of the Committee on January 20, 2011 and resigned as a director on October 7, 2011), Michael P. Harmon, Roberto R. Herencia, and Hector M. Nevares (Messrs. Harmon, Herencia and Nevares were appointed to the Committee on October 27, 2011). During fiscal year 2011, no executive officer of the Corporation served on any board of directors or compensation committee of any entity whose board or management included any person who served on the Corporation’s Board or on the Corporation’s Compensation and Benefits Committee.

COMPENSATION OF DIRECTORS

Non-management directors of the Corporation receive an annual retainer and compensation for attending meetings of the Board but not for attending meetings of the Board of Directors of the Bank when such meetings are held on the same day on which a Board meeting of the Corporation is held. Directors who are also officers of the Corporation, FirstBank or any other subsidiary of the Corporation do not receive fees or other compensation for service on the Board, the Board of Directors of FirstBank, or the Board of Directors of any other subsidiary or any of their committees. Accordingly, Mr. Aurelio Alemán-Bermúdez, who was a director during fiscal year 2011, is not included in the table set forth below because he was an employee at the same time and, therefore, received no compensation for his services as a director.

The Corporation’s non-management directors’ compensation structure, which became effective in February 2008, based on a recommendation made by Mercer (US) Inc., provides for the receipt by each director of an annual retainer of $30,000 and receipt by the Chair of the Audit Committee of an additional annual retainer of $25,000. The retainers are payable in cash on a monthly basis over a twelve-month period. The director compensation structure also contemplates the grant of an annual equity award of $35,000 payable in the form of restricted stock, although this was not paid in 2011 due to the Corporation’s financial performance and the continued adverse economic conditions, which affected the performance of the Corporation. No other form of compensation was provided in this respect. In addition, our director compensation structure provides for the payment of meeting fees of $1,000 for each Board or Committee meeting attended, which is also payable in cash.

The Compensation and Benefits Committee periodically reviews market data in order to determine the appropriate level of compensation for maintaining a competitive director compensation structure necessary to attract and retain qualified candidates for board service. As a result of an analysis of the Corporation’s peer group and pay practices in the broader financial services industry in 2009, the Compensation and Benefits Committee recommended to the Board and the Board approved an annual cash retainer for the non-management chairman of $82,500, which amount was paid to the prior non-management chairman through October 31, 2011. On October 27, 2011, the Corporation and Mr. Herencia entered into a letter agreement pursuant to which Mr. Herencia receives an annual retainer of $400,000 for his service as the non-management chairman of the Board, including as chairman of the board of directors of the Corporation’s subsidiary bank, FirstBank Puerto Rico. As required in the letter agreement, Mr. Herencia received special compensation of $1.7 million, which is reflected in the table below. In addition, he is also entitled to special compensation, if he is serving as non-management chairman during the applicable periods, consisting of $500,000 on June 30, 2012, $600,000 on December 31, 2012, $600,000 on June 30, 2013, and $600,000 on December 31, 2013. In connection with the performance of his duties as non-management chairman, Mr. Herencia will be entitled to reimbursement of certain expenses including costs related to office space and health insurance.

The Corporation reimburses Board members for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and committee meetings or performance of other services for the Corporation in their capacities as directors.

The following table sets forth all the compensation that the Corporation paid to non-management directors who served during fiscal year 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas M. Hagerty(b)	8,000	—	—	—	—	—	8,000
Michael P. Harmon(c)	12,000	—	—	—	—	—	12,000
Roberto R. Herencia(d)	1,775,444	—	—	—	—	—	1,775,444
Jorge Díaz-Irizarry(e)	54,500	—	—	—	—	—	54,500
José Ferrer-Canals(f)	58,500	—	—	—	—	—	58,500

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Frank Kolodziej-Castro(g)	48,000	—	—	—	—	—	48,000
José Menéndez-Cortada	166,750	—	—	—	—	—	166,750
Héctor M. Nevares-La Costa	88,000	—	—	—	—	—	88,000
Fernando Rodríguez-Amaro	111,000	—	—	—	—	—	111,000
José Rodríguez-Perelló	97,000	—	—	—	—	—	97,000
Sharee Ann Umpierre-Catinchi	64,000	—	—	—	—	—	64,000

(a)	Does not include the unvested portion of restricted Common Stock granted to each independent director in December 2008 of which 90 shares of restricted stock held by Messrs. Menéndez-Cortada, Nevares-La Costa, Rodríguez-Amaro, Rodríguez-Perelló, and Dr. Umpierre-Catinchi vested on December 1, 2011.

(b)	Effective November 18, 2011, Mr. Thomas M. Hagerty became a director of the Corporation.

(c)	Effective October 27, 2011, Mr. Michael P. Harmon became a director of the Corporation.

(d)	Effective October 24, 2011, Roberto R. Herencia became non-executive Chairman of the Board of the Corporation.

(e)	Effective September 30, 2011, Mr. Díaz-Irizarry resigned as a director of the Corporation

(f)	Effective October 7, 2011, Mr. José Ferrer-Canals resigned as a director of the Corporation.

(g)	Effective October 7, 2011, Dr. Frank Kolodziej-Castro resigned as a director of the Corporation.

PROPOSAL NO. 2

NON-BINDING APPROVAL OF EXECUTIVE COMPENSATION

Background of the Proposal

Section 111(e) of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), imposes a number of requirements on financial institutions, such as the Corporation, which received an investment under TARP. ARRA requires recipients of TARP financial assistance to seek a separate, non-binding stockholder vote to approve the compensation of the Named Executives at each annual meeting of stockholders during the period in which any obligation arising from TARP financial assistance remains outstanding. Because this stockholder vote is advisory, it is not binding upon the Board or construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The Corporation’s overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding the Named Executives’ compensation (together with the accompanying narrative disclosure) in this Proxy Statement. The Proxy Statement discloses all material information regarding the compensation of the Corporation’s Named Executives so that stockholders can evaluate the Corporation’s approach to compensating its executives. The Corporation and the Compensation Committee continually monitor executive compensation programs in order to adopt changes that are consistent with the restrictions imposed on recipients of TARP financial assistance and that reflect best practices in the market, as well as general economic, regulatory and legislative developments affecting executive compensation. The Corporation’s policies and procedures are designed to promote a performance-based culture by providing for higher pay for superior performance and align the interests of stockholders and executives by linking a substantial portion of compensation to the Corporation’s performance, without encouraging executives to take unnecessary and excessive risks. Although certain incentive payments are prohibited by TARP, the Corporation continues to seek to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term stockholders.

This proposal, commonly known as a “Say on Pay” proposal, gives the Corporation’s stockholders the opportunity to vote on the Corporation’s executive compensation policies and procedures through the following resolution:

“Resolved, that the stockholders approve the compensation of executives, as described in the Compensation Discussion and Analysis and the disclosures regarding the Named Executives’ compensation provided in the various tables, and the accompanying narrative disclosures, included in this Proxy Statement for the 2012 Annual Meeting of Stockholders.”

At the 2011 annual meeting of stockholders, the 2010 compensation of the Corporation’s named executives was approved by approximately 98% of the votes cast.

Required Vote

Approval of this Proposal No. 2 regarding executive compensation requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2011 COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVES.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background of the Proposal

The Audit Committee of the Board is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Corporation’s independent registered public accounting firm. The firm of KPMG LLP (“KPMG”) was selected as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2012. On March 12, 2012, following a competitive process undertaken by the Audit Committee of the Board, the Audit Committee approved the selection of KPMG to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012. PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2011, was notified on March 13, 2012 that it would not be retained as the Corporation’s and the Bank’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Corporation as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through March 13, 2012, there were (i) no disagreements between the Corporation and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

While stockholder ratification is not required by the Corporation’s Restated Articles of Incorporation or otherwise, the Board is submitting the appointment of KPMG to the stockholders for ratification as part of good corporate governance practices. The Audit Committee will take into account the outcome of the vote in determining whether to appoint KPMG in the future. KPMG and PricewaterhouseCoopers LLP will be represented at the Annual Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions.

Required Vote

Approval of this Proposal No. 3 regarding ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2011 with management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm through fiscal year 2011. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board. Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that the Corporation’s independent registered public accounting firm is in fact “independent.”

The members of the Audit Committee are not engaged professionally in rendering auditing or accounting services on behalf of the Corporation nor are they employees of the Corporation. The Audit Committee relies, without independent verification, on the information provided and on the representations made by management that the Corporation’s internal control over financial reporting is effective, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles in the United States. The Audit Committee also relies on the opinions of the independent registered public accounting firm on the consolidated financial statements and on the effectiveness of internal control over financial reporting.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in its charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

This report is provided by the following independent directors:

Fernando Rodríguez-Amaro (Chairman)

Héctor M. Nevares-La Costa

José Rodríguez-Perelló

José Menéndez-Cortada

Until his resignation from the Board effective October  7, 2011, José Ferrer-Canals served as a member of the Audit Committee.

AUDIT FEES

The total fees paid or accrued by the Corporation for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2010 and 2011 were $2,599,837 and $2,434,364, respectively, distributed as follows:

•

Audit Fees:    $2,502,737 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2010; and $2,329,964 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2011.

•	Audit-Related Fees: $97,100 in 2010 and $100,800 in 2011 for other audit-related fees, which consisted mainly of the audits of employee benefit plans.

•	Tax Fees: none in 2010 and none in 2011.

•	All Other Fees: none in 2010 and $3,600 in 2011 related to fees paid for access to an accounting and auditing electronic library.

The Audit Committee has established controls and procedures that require the pre-approval of all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the rendering of such services does not impair the auditor’s independence. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit, audit-related or permissible non-audit services, and the member to whom such delegation was made must report any pre-approval decisions at the next scheduled meeting of the Audit Committee. Under the pre-approval policy, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation of services are required by the Corporation, an amendment to the existing engagement letter or an additional proposed engagement letter is obtained from the independent registered public accounting firm and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve such services.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the objectives of the Corporation’s executive compensation program, the process for determining executive officer compensation, and the elements of the compensation of the Named Executives, who are the Corporation’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three highest paid executive officers of the Corporation.

The executive compensation program is administered by the Compensation Committee. The Compensation Committee reviews and recommends to the Board the annual goals and objectives relevant to the CEO. The Compensation Committee is also responsible for evaluating and recommending to the Board the base salaries, annual incentives and long-term equity incentive awards for the CEO, executive vice presidents and other selected officers of the Corporation.

Executive Compensation Policy

The Corporation has in place an executive compensation structure designed to help attract, motivate, reward and retain highly qualified executives. The compensation programs are designed to fairly reflect, in the judgment of the Compensation Committee, the Corporation’s performance, and the responsibilities and personal performance of the individual executives, while assuring that the compensation reflects principles of sound risk management and performance metrics consistent with long-term contributions to sustained profitability, as well as fidelity to the values and expected conduct. To support those goals, the Corporation’s policy is to provide its Named Executives with a competitive base salary, a short-term annual incentive, a long-term equity incentive and other fringe benefits. The annual incentive and the long-term equity incentive, which are the variable components of total compensation, are based on specific performance metrics that vary by participant. The annual incentive incorporates metrics are tailored to an executive’s responsibilities and consider corporate, business unit/area and individual performance. The long-term incentive is driven by corporate performance.

In light of the Corporation’s TARP participation, the Corporation became subject to certain executive compensation restrictions under the Emergency Economic Stabilization Act of 2008, as amended by the American Reinvestment and Recovery Act of 2009 and the rules and regulations promulgated thereunder, under U.S. Treasury regulations and under the contract pursuant to which the Corporation sold preferred stock to the U.S. Treasury.

Those restrictions apply to what the U.S. Treasury refers to as the Corporation’s senior executive officers, who are the named executive officers as defined under SEC regulations. For 2011, because of the Corporation’s participation in the CPP, the Compensation Committee operated the executive compensation program in a significantly different fashion than in years before its issuance to the U.S. Treasury of preferred stock in 2009 under the CPP. Specifically, under the CPP, the Corporation:

•

must prohibit the payment or accrual of any bonus payments to the Corporation’s Named Executives and the ten (10) next most highly-compensated employees (“MHCEs”), except for (a) long-term restricted stock if it satisfies the following requirements: (i) the value of the grant may not exceed one-third of the amount of the employee’s annual compensation calculated in the fiscal year in which the compensation is granted, (ii) no portion of the grant may vest before two years after the grant date and (iii) the grant must be subject to a further restriction on transfer or payment in accordance with the repayment of TARP funds; or (b) bonus payments required to be paid pursuant to written employment agreements executed on or before February 11, 2009;

•	cannot make any “golden parachute payments” to its Named Executives or the next five MHCEs;

•

must require that any bonus, incentive and retention payments made to the Named Executives and the next 20 MHCEs are subject to recovery if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate;

•	must prohibit any compensation plan that would encourage manipulation of reported earnings;

•	at least every six months must discuss, evaluate and review with the senior risk officers any risks (including long-term and short-term risks) that could threaten the value of the Corporation; and

•

must make annual disclosures to the U.S. Treasury of, among other information, perquisites whose total value during the year exceeds $25,000 for any of the Named Executives or the next ten (10) MHCEs and provide a narrative description of the amount and nature of those perquisites, and a justification for offering them.

TARP Related Actions — Amendments to Executive Compensation Program

As required by ARRA, a number of amendments were made to our executive compensation program; these are:

•	Bonuses and other incentive payments to Named Executives and the next ten (10) MHCEs have been prohibited during the TARP period.

•

Employment agreements were amended to provide that benefits to the executives shall be construed and interpreted at all times that the U.S. Treasury maintains any debt or equity investment in the Corporation in a manner consistent with EESA and ARRA, and all such agreements shall be deemed to have been amended as determined by the Corporation so as to comply with the restrictions imposed by EESA and ARRA.

•	The change of control provisions previously applicable to Named Executives and the next five (5) MHCEs have been suspended during the TARP period.

•

A recovery or “clawback” acknowledgment has been signed by the Named Executives and the next twenty (20) MHCEs under which they acknowledge, understand and agree to the return of any bonus payment or awards made during the TARP period based upon materially inaccurate financial statements or performance metrics.

•	There were no bonus payments to any such officers or employees during 2011.

To the extent the Corporation repays the TARP investment in the future, the Corporation anticipates a complete re-evaluation of base salaries and short-term and long-term incentive programs to ensure that they align strategically with the needs of the business and the competitive market at that time.

Pay for Performance

The Corporation has a performance-oriented executive compensation program that is designed to support its corporate strategic goals, including growth in earnings and growth in stockholder value. The compensation structure reflects the belief that executive compensation must, to a large extent, be at risk where the amount earned depends on achieving rigorous corporate, business unit and individual performance objectives designed to enhance stockholder value. To the extent the Corporation resumes paying bonuses in the future, actual incentive payouts will be larger if superior target performance is achieved and smaller if target performance is not achieved.

Market Competitiveness

Historically, the Corporation has targeted total compensation, including base salaries, annual target incentive opportunities, and long-term target incentive opportunities including equity-based incentives, at the 75th percentile of compensation paid by similarly-sized companies. In 2012, the Compensation Committee, with the assistance of its compensation consultant, performed an analysis of the Corporation’s executive compensation structure and determined to target base salaries at the median of the base salaries paid by similarly-sized companies, while targeting the incentive opportunities, including the annual and long-term target incentives at the 75th percentile. While the philosophy is to set compensation at the above percentiles of compensation paid by similarly-sized companies, the Corporation will also assess competitive or recruiting pressures in the market for executive talent. These pressures potentially may threaten the ability to attract and retain key executives. The Board will exercise its discretion in adjusting compensation targets as necessary and appropriate to address these risks.

We will continue to monitor market competitive levels and, if permissible under our agreement with the U.S. Treasury, the Compensation Committee will make adjustments as appropriate to align executive officer pay with our stated pay philosophy and desire to drive a strong performance oriented culture. In light of the constraints we and many of our peers face under ARRA, we believe the market will continue to change quickly and we will monitor these changes to ensure our programs allow us to continue to attract and retain top talent and reward for strong performance and value creation.

Compensation Review Process

The Compensation Committee typically reviews and recommends to the Board the base salaries, short-term incentive awards and long-term incentive awards of the CEO and other selected senior executives in the first quarter of each year with respect to performance results for the preceding year. The Corporation’s President and CEO, following the compensation structure approved by the Board, makes recommendations concerning the amount of compensation to be awarded to executive officers, excluding himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers his recommendations and makes a final determination. In making its determinations, the Compensation Committee reviews the Corporation’s performance as a whole and the performance of the executives as it relates to the accomplishment of the goals and objectives set forth for management for the year, together with any such goals that have been established for the relevant lines of business of the Corporation.

Role of the Compensation Consultant

The role of the outside compensation consultants is to assist the Compensation Committee in analyzing executive pay packages and contracts, perform executive compensation reviews including market competitive assessments and develop executive compensation recommendations for the Compensation Committee’s consideration. Since 2009, the Compensation Committee has retained Compensation Advisory Partners (“CAP”) as its independent executive compensation consultants.

Benchmarking and Compensation Analysis

The Corporation will periodically assess the competitiveness of its executive compensation structure through internal research and external studies conducted by independent compensation consultants. In 2011, the Corporation did not perform an analysis of compensation paid by a peer group mainly in light of the limitations imposed by the CPP and considering the continuing worsening economic conditions which affected the performance of the Corporation during 2011.

Elements of Executive Compensation

The elements of the Corporation’s regular total compensation program (not all elements of which are currently active because of the TARP requirements) and the objectives of each element are identified below:

•	Base salary

•	Annual incentives

•	Long-term equity incentives

•	Other compensation

Each element of the compensation structure is intended to support and promote the following results and behavior:

•	Reward for strong performance;

•	Attract and retain the talent needed to execute our strategy and ultimately deliver value to stockholders; and

•	Deliver a compensation package that is competitive with the market and commensurate with the performance delivered.

Base Salary

Base salary is the basic element of direct cash compensation, designed to reward individual performance and level of experience. In setting the base salary, the Board takes into consideration the experience, skills, knowledge and responsibilities required of the Named Executives in their roles, the individual’s achievement of pre-determined goals and objectives, the Corporation’s performance and marketplace salary data to help ensure that base salaries of the Corporation’s Named Executives are within competitive practices relative to the base salaries of comparable executive officers in peer group companies. The Board seeks to maintain base salaries that are competitive with the marketplace, to allow it to attract and retain executive talent. Considering the economic conditions and performance of the Corporation during 2011, the base salaries of the Named Executives were not increased during 2011.

Annual Incentive

Generally, the annual incentive element of the Corporation’s executive compensation program is designed to provide cash bonuses to executive officers who generate strong corporate financial performance and, therefore, seeks to link the payment of cash bonuses to the achievement of key strategic, operational and financial performance objectives. Other criteria, besides financial performance, may include objectives and goals that may not involve actions that specifically and directly relate to financial matters, but the resolutions of which would necessarily protect the financial soundness of the Corporation.

In light of the restrictions imposed under the CPP, this component of compensation is suspended during the TARP period. No incentive bonus has been or will be earned or paid to our Named Executives and the next ten (10) most highly compensated employees during that period, although Christmas bonuses, which are paid to all employees in nominal amounts, have been paid also to the Named Executives. Furthermore, in light of the limitations imposed by the CPP and considering the continuing adverse economic conditions which affected the performance of the Corporation, during 2011, the Corporation limited cash incentives to those employees who exceeded and consistently demonstrated exceptional performance.

Long-Term Equity Incentive

The long-term equity incentive executive compensation structure approved by the Board provides a variable pay opportunity for long-term performance through a combination of restricted stock and stock option grants designed to reward overall corporate performance. The award is intended to align the interests of the Named Executives directly to the interests of stockholders and is an important retention tool for the Corporation. Generally, the compensation structure contemplates long-term incentives that are awarded in equal values in the form of stock options and performance-accelerated restricted stock. Stock option grants are awarded based on overall individual performance, and shares of performance-accelerated restricted stock are awarded if a minimum of 80% of the respective year’s after tax adjusted net income target is achieved. Notwithstanding the foregoing, under the CPP, the Corporation’s incentive program for Named Executives is solely allowed in the form of restricted stock. In accordance with CPP limitations, the Named Executives were eligible for a long-term restricted stock grant of up to one-third of their total annual compensation. Such restricted stock requires a minimum vesting period of two years after the grant date and is subject to transferability restrictions thereafter as required by EESA, so long as CPP obligations remain outstanding (shares may become transferable in 25% increments as the CPP funds are repaid by the Corporation). During 2010 and 2011, no restricted stock awards were granted due to the Corporation’s financial performance and the continued adverse economic conditions which affected the performance of the Corporation. In addition, in light of the restrictions imposed under the CPP, the stock option component of compensation is suspended during the TARP period.

Other Compensation

The use of personal benefits and perquisites as an element of compensation in the Corporation’s 2011 executive compensation program is limited. The Named Executives have been provided with a corporate-owned automobile, club memberships and a life insurance policy of $1,000,000 ($500,000 in excess of other employees). Like all other employees, the Named Executives may participate in the Corporation’s defined contribution retirement plan (including the Corporation’s match) and group medical and dental plans and receive long-term and short-term disability, health care, and group life insurance benefits. In addition, the CEO is provided with personal security and a driver solely for business purposes.

2012 Compensation Decisions

An analysis conducted during the first months of 2012 by the Compensation Committee’s compensation consultant, CAP, showed that the Named Executives’ compensation was below market levels based on pay-for-performance comparisons between the Corporation and its peers. The Compensation Committee considered this information in its March 2012 decision to increase the Named Executives’ base salaries in order to accord them with fair and reasonable compensation. Factors considered included the executives’ pay relative to market, their role and contribution in the Corporation’s Capital Raise, and time elapsed since the last compensation adjustment. The Compensation Committee believed that these increases were critical to retain our Named Executives and enable them to focus on the Corporation’s long-term performance and path to profitability.

During the first months of 2012, the Compensation Committee’s independent executive compensation consultant reviewed the results of surveys of executive compensation practices to provide representative market information in evaluating the competitiveness of the Corporation’s then current compensation structure and assisted the Corporation in identifying a peer group for a comprehensive analysis that compared publicly-available financial results and compensation data for a group of publicly-held peer companies. The companies were selected based on similar distinguishing criteria, including, but not limited to, a common industry, market capitalization, and business mix. The majority of the peers is focused on commercial and consumer/retail banking, and has similar financial criteria. The peer group will be evaluated periodically to assure the identified peers remain pertinent to the Corporation.

The peer group, which is composed of U.S. and P.R. regional banks and thrift and mortgage finance companies with total assets of between $7.5 and $32 billion and with similar market cap and revenues, is as follows:

Popular Inc	BOK Financial Corp
Associated Banc-Corp	City National Corp
First Citizens BancShares Inc	TCF Financial Corp
Astoria Financial Corp	Valley National Bancorp
BancorpSouth Inc.	Doral Financial Corp
Cullen/Frost Bankers Inc	Susquehanna Bancshares Inc
Sterling Financial Corp/WA	Prosperity Bancshares Inc
Trustmark Corp	F.N.B. Corp
Hancock Holding Co	Oriental Financial Group Inc
Central Pacific Financial Corp.	Hampton Roads Bankshares Inc

In March 2012, the Compensation Committee granted restricted stock to the Named Executives subsequent to its evaluation of each of the Named Executives 2011 contributions to the improvements in the Corporation’s capital position and asset quality. The award was in the form of restricted stock compliant with CPP limitations and restrictions with an additional profitability hurdle required for future transferability of shares.

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The Summary Compensation Table set forth below discloses compensation for the Named Executives of the Corporation, FirstBank or its subsidiaries.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)

Aurelio Alemán-Bermúdez	2011	790,385	1,200	—	—	—	—	63,570	855,155
President and	2010	750,000	1,200	—	—	—	—	59,538	810,738
Chief Executive Officer	2009	778,846	2,200	—	—	—	—	30,170	811,216

Orlando Berges-González(e)	2011	620,769	1,200	—	—	—	—	14,207	636,176
Executive Vice President and	2010	600,000	1,200	—	—	—	—	12,686	613,886
Chief Financial Officer	2009	387,692	2,200	—	—	—	—	7,619	397,511

Lawrence Odell(f)	2011	754,546	1,200	—	—	—	—	17,782	773,528
Executive Vice President,	2010	720,100	1,200	—	—	—	—	5,713	727,013
General Counsel and Secretary	2009	720,100	2,200	—	—	—	—	5,130	727,430
of the Board of Directors

Cassan Pancham	2011	375,231	1,200	—	—	—	—	115,964	492,395
Executive Vice President

Victor Barreras-Pellegrini	2011	468,000	1,200	—	—	—	—	21,063	490,263
Senior Vice President and	2010	468,000	1,200	—	—	—	—	19,816	489,016
Treasurer	2009	468,000	2,200					21,894	492,094

(a)	Includes regular base pay before payroll deductions for years 2009, 2010 and 2011. Year 2009 was a “pay period leap year” which means that there were 27 bi-weekly paydays instead of 26; hence, employees received more cash compensation during the year than payable based on their annual base salary rates. In addition, 2011 includes the following amounts paid to the Named Executives for unused accrued vacations during 2011: Mr. Alemán-Bermúdez, $40,385; Mr. Berges-González, $20,769; Mr. Odell, $34,442; and Mr. Pancham, $15,231.

(b)	The column includes the Christmas bonus and discretionary performance bonus payments. The Christmas bonus is a non-discriminatory broad-based benefit offered to all employees, under which the Corporation paid during 2010 and 2011 six percent (6%) of the employees’ base salary up to $1,200 and six percent (6%) of the employees’ base salary up to $2,200 during 2009. In addition, this column includes a sign-on bonus of $200,000, permitted by ARRA, given to Mr. García-Vélez during 2009 upon his retention as executive vice president. Additional information regarding his employment can be found below in footnote (g) of this section.

(c)	Set forth below is a breakdown of all other compensation (i.e., personal benefits):

Name and Principal Position	Year	Company- owned Vehicles ($)	1165(e) Plan Contribution ($)(a)	Security ($)	Memberships & Dues ($)	Tuition ($)(b)	Housing ($)(c)	Utilities ($)(d)	Other ($)(e)	Total ($)

Aurelio Alemán-Bermúdez	2011	12,902	2,284	39,727	7,928		—	—	729	63,570
	2010	6,347	2,000	43,928	6,465		—	—	798	59,538
	2009	4,722	4,154	13,528	6,968		—	—	798	30,170

Orlando Berges-González	2011	6,649	2,279	—	4,550		—	—	729	14,207
	2010	5,849	346	—	5,693		—	—	798	12,686
	2009	3,298	—	—	3,789		—	—	532	7,619

Lawrence Odell	2011	17,053	—	—	—		—	—	729	17,782
	2010	4,915	—	—	—		—	—	798	5,713
	2009	4,332	—	—	—		—	—	798	5,130

Cassan Pancham	2011	8,560	3,204	—	3,140	18,173	66,192	15,966	729	115,964

Victor Barreras-Pellegrini	2011	13,200	2,500		5,363	—	—	—	—	21,063
	2010	13,200	2,250		4,366	—	—	—	—	19,816
	2009	13,200	2,970		5,724	—	—	—	—	21,894

(a)	Includes the Corporation’s contribution to the executive’s participation in the Defined Contribution Retirement Plan.

(b)	Consists of reimbursement for tuition expenses paid to Mr. Cassan Pancham for the benefit of his dependent as a result of the terms of the Corporation’s acquisition in 2002 of banking operations in the Virgin Islands.

(c)	Consists of reimbursement for housing and utility expenses in 2011 paid to Mr. Cassan Pancham as a result of the terms of the Corporation’s acquisition in 2002 of banking operations in the Virgin Islands.

(d)	Other compensation for the three fiscal years includes the amount of the life insurance policy premium paid by the Corporation in excess of the $500,000 life insurance policy available to all employees.

Grants of Plan-Based Awards

Due to the Corporation’s financial performance during 2011, non-equity and equity incentive award opportunities were not achieved and no grants of plan-based awards were made, specifically:

•	No cash awards were made due to TARP restrictions;

•	No restricted stock awards were made; and

•	No stock options were granted due to restrictions under TARP.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the unexercised options held by Named Executives as of December 31, 2011.

	Option Awards					Stock Awards
Name(a)	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested	Market Value of Shares or Units of Stock that have not vested	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, that have not Vested ($)

Aurelio Alemán-Bermúdez	4,000	—	—	192.20	2/25/2013	—	—	—	—
	4,800	—	—	321.75	2/20/2014	—	—	—	—
	4,800	—	—	358.80	2/22/2015	—	—	—	—
	10,000	—	—	190.20	1/24/2016	—	—	—	—
	10,000	—	—	138.00	1/21/2017	—	—	—	—

Lawrence Odell	6,666	—	—	189.60	2/15/2016	—	—	—	—
	5,000	—	—	138.00	1/21/2017	—	—	—	—

Cassan Pancham	1,333			194.93	10/29/2012
	1,333	—	—	321.75	2/20/2014	—	—	—	—
	1,333	—	—	358.80	2/22/2015	—	—	—	—
	1,666	—	—	190.20	1/24/2016	—	—	—	—
	1,666	—	—	138.00	1/21/2017	—	—	—	—

Victor Barreras-Pellegrini	3,333	—	—	133.50	7/10/2016	—	—	—	—
	1,333	—	—	138.00	1/21/2017	—	—	—	—

(a)	Mr. Berges-González did not have unexercised options as of December 31, 2011.

Options Exercised and Stock Vested Information

During 2011, no stock options were exercised by the Named Executives.

Pension Benefits

The Corporation does not have a defined benefit or pension plan in place for the Named Executives.

Defined Contribution Retirement Plan

The Named Executives are eligible to participate in the Corporation’s Defined Contribution Retirement Plan pursuant to Section 1165(e) of the Puerto Rico Internal Revenue Code (“PRIRC”), which provides retirement, death, disability and termination of employment benefits. The Defined Contribution Retirement Plan complies with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Retirement Equity Act of 1984, as amended (“REA”). An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant’s account.

The Named Executives may defer up to $10,000 of their annual salary into the Defined Contribution Retirement Plan on a pre-tax basis as employee salary savings contributions. Each year the Corporation will make a contribution equal to 25% of the first 4% of each participating employee’s contribution; no match is provided for contributions in excess of 4% of compensation. Corporate contributions are made to employees with a minimum of one year of service. At the end of the fiscal year, the Corporation may, but is not obligated to, make additional contributions in an amount determined by the Board.

Non-Qualified Deferred Compensation

The Corporation’s Deferred Compensation Plan was terminated by unanimous consent of the plan participants during 2009 in accordance with the provisions of the plan. Since 2009, the Corporation does not have a Deferred Compensation Plan in place for the Named Executives.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

Employment Agreements. The following table discloses information regarding the employment agreements entered into with the Named Executives.

Name(a)	Effective Date	2012 Base Salary	Term of Years
Aurelio Alemán-Bermúdez	2/24/1998	$850,000	4
Orlando Berges-González	5/11/2009	$600,000	3
Lawrence Odell(b)	2/15/2006	$550,000	4
Victor Barreras-Pellegrini	7/6/2006	$468,000	3

(a)	In connection with the Corporation’s participation in the Capital Purchase Program, (i) the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of EESA and applicable guidance or regulations issued by the U.S. Treasury on or prior to January 16, 2009 and (ii) each Named Executive executed a written waiver releasing the U.S. Treasury and the Corporation from any claims that such officers may otherwise have as a result of the Corporation’s amendment of such arrangements and agreements to be in compliance with Section 111(b) of EESA. Until such time as the U.S. Treasury ceases to own any equity securities of the Corporation acquired pursuant to the Capital Purchase Program, the Corporation must comply with these requirements.

(b)	See “Certain Relationships and Related Person Transactions” for further discussion of Mr. Odell’s employment.

The agreements provide that on each anniversary of the date of commencement of each agreement the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice that the agreement shall not be further extended.

Under the employment agreements with Messrs. Alemán-Bermúdez and Odell, the Board may terminate the contracting officer at any time; however, unless such termination is for cause, the contracting officer will be entitled to a severance payment of four (4) times his/her annual base salary (base salary defined as $450,000 in the case of Mr. Odell), less all required deductions and withholdings, which payment shall be made semi-monthly over a period of one year. The employment agreement with Mr. Berges-González provides for severance payments in an amount prorated to cover the remaining balance of the three (3)-year employment agreement term times his base salary, unless such termination is for cause. With respect to a termination for cause, “cause” is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, material violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or any material breach of any provision of the employment agreement.

In the event of a “change in control” of the Corporation during the term of the current employment agreements, the executive is entitled to receive a lump sum severance payment equal to his or her then current base annual salary (base salary defined as $450,000 in the case of Mr. Odell) plus (i) the highest cash performance bonus received by the executive in any of the four (4) fiscal years prior to the date of the change in control (three (3) years in the case of Mr. Orlando Berges-González) and (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs, multiplied by four (4) (three (3) in the case of Mr. Berges-González). Termination of employment is not a requirement for a change in control severance payment under the employment agreements of Messrs. Alemán-Bermúdez and Odell. With respect to Mr. Berges-González’s employment agreement, which was executed during 2009, Mr. Berges-González would be entitled to a severance payment due to a change in control if he is terminated within two years following the change in control. This change is consistent with the Board’s new policy relating to employment contracts, under which all new employment contracts shall not have a term of more than 3 years and must require termination of employment in the event of a severance payment occurring with a change in control. Pursuant to the employment agreements, a “change in control” is deemed to have taken place if a third person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation’s charter or By-laws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before any such transaction cease to constitute a majority of the Board of the Corporation or any successor institution.

The following table describes and quantifies the benefits and compensation to which the Named Executives would have been entitled under existing plans and arrangements if their employment had terminated on December 31, 2011, based on their compensation and services on that date. The amounts shown in the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 1165(e) plan, insurance benefits, or any death, disability or post-retirement welfare benefits available under broad-based employee plans.

Name	Death, Disability, Termination Without Cause and Change in Control	Severance ($)(a)	Disability Benefits ($)	Insurance Benefit ($)	Total ($)

Aurelio Alemán-Bermúdez	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	2,040,000	—	2,040,000
	Termination without cause	3,400,000	—	—	3,400,000
	Change in Control	6,650,088	—	—	6,650,088

Orlando Berges-González	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	1,080,000	—	1,080,000
	Termination without cause	1,671,898	—	—	1,671,898
	Change in Control	1,842,620	—	—	1,842,620

Lawrence Odell	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	1,080,000	—	1,080,000
	Termination without cause	1,800,000	—	—	1,800,000
	Change in Control	3,621,380	—	—	3,621,380

Cassan Pancham	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	—	—	—
	Termination without cause	—	—	—	—
	Change in Control	—	—	—	—

Victor Barreras	Death(b)	—	—	500,000	500,000
	Permanent Disability(c)	—	—	—	—
	Termination without cause	1,327,993	—	—	1,327,993
	Change in Control	1,467,190	—	—	1,467,190

(a)

As described above in connection with the Corporation’s participation in the CPP in January 2009, the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements), to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of EESA and applicable guidance or regulations issued in connection with the CPP; these amendments have not been taken into consideration when quantifying the benefits and compensation to which the Named Executives would have been entitled to receive under this column if their employment had terminated on December 31, 2011. Notwithstanding the amounts included in this column, during the period in which any obligation arising from the U.S. Treasury’s financial assistance remains outstanding, the Corporation is prohibited from making certain severance payments in connection with the departure of the Named Executives from the Corporation for any reason, including due to a change in control, other than a payment for services performed or benefits accrued. The rules under ESSA exclude from this prohibition qualified retirement plans, payments due to an employee’s death or disability and severance payments required by state statute or foreign law.

(b)	All executive vice presidents receive a life insurance benefit of $1,000,000. All other employees receive a life insurance benefit of $500,000.

(c)	If the executive becomes disabled or incapacitated for a number of consecutive days exceeding those to which the executive is entitled as sick-leave and it is determined that the executive will continue to temporarily be unable to perform his/her duties, the executive will receive 60% of his/her compensation exclusive of any other benefits he/she is entitled to receive under the corporate-wide plans and programs available to other employees. If it is determined that the executive is permanently disabled, the executive will receive 60% of his/her compensation for the remaining term of the employment agreement. The executive will be considered “permanently disabled” if absent due to physical or mental illness on a full time basis for three (3) consecutive months. Amount includes disability benefits in excess of those amounts available generally to other employees.

COMPENSATION COMMITTEE REPORT

Overview of risk and compensation plans.    As stated in the Compensation Discussion and Analysis, the Corporation believes it should have sound compensation practices that fairly reward the exceptional employees, and exceptional efforts by those employees, while assuring that their compensation reflects principles of risk management and performance metrics that promote long-term contributions to sustained profitability, as well as fidelity to the values and rules of conduct expected of them. We are committed to continually evaluating and improving our compensation programs through:

•	Frequent self-examination of the impact of our compensation practices on the Corporation’s risk profile, as well as evaluation of our practices against emerging industry-wide practices;

•	Systematic improvement of our compensation principles and practices, ensuring that our compensation practices improve the Corporation’s overall safety and soundness; and

•	Continuing development of compensation practices that provide a strategic advantage to the Corporation and provide value for all stakeholders.

Risk-avoidance assessment of compensation plans.    As an integral part of the 2011 compensation process, the Compensation Committee directed the Chief Risk Officer (CRO) to conduct a review of risk in the Corporation’s compensation programs, examining three issues: (1) whether the compensation of the Named Executives encourages them to take unnecessary and excessive risks that threaten the value of the Corporation; (2) whether the Corporation’s employee compensation plans pose unnecessary risks to the Corporation; and (3) whether there was any need to eliminate any features of these plans to the extent that they encouraged the manipulation of reported earnings of the Corporation to enhance the compensation of any employee. The Compensation Committee provided substantial oversight, review and direction throughout the process described below.

The review focused on the structure of the awards to the Named Executives who were eligible for cash salary, incentive awards, and long-term restricted stock. The review also included all other short-term cash incentive plans under which employees of the Corporation and its subsidiaries are compensated. The risk-avoidance analysis of the Corporation’s compensation arrangements and programs for Named Executives and employees focused on elements of the compensation plans that may have the potential to affect the behavior of employees with respect to their job-related responsibilities, or might directly impact the financial condition of the Corporation. The assessment encompassed the identification of the various elements of the Corporation’s compensation plans, the identification of the principal risks to the Corporation that may be relevant for each element, and the identification of the mitigating factors for those risks. Among the elements considered in the assessment were: (i) the performance metrics and targets related to individual business units and strategic goals related to deposit growth, enhancement of the Corporation’s asset quality and risk profile, strengthening of our franchise value, achievement of strategies to strengthen the Corporation’s capital position, and business profitability and expense management, (ii) timing of pay out, and (iii) pay mix. Each element may present different risks to the Corporation; however, each has risk mitigating factors and many have no potential to encourage the manipulation of reported earnings.

In the risk-avoidance assessment, management concluded that the Corporation’s compensation plans are not reasonably likely to have a material adverse effect on the Corporation. Management believes that, in order to give rise to a material adverse effect on the Corporation, a compensation plan must provide benefits of sufficient size to be material to the Corporation or it must motivate individuals at the Corporation who are in a position to have a material impact on the Corporation to behave in a manner that is materially adverse to the Corporation.

While the analysis revealed that the Named Executives’ compensation arrangements and the employee compensation programs do not encourage them to take unnecessary or excessive risks or to manipulate reported earnings and that all reasonable efforts have been undertaken to ensure that these compensation plans do not encourage senior management or Named Executives or other employees to take unnecessary and excessive risks in running their businesses or business support functions, the Corporation continues to enhance and strengthen the control framework surrounding all of its compensation programs. Some of the actions being taken include the consolidation of similar incentive plans to streamline the compensation process, as well as expand the use of scorecards incorporating corporate performance metrics for the different positions eligible to participate in the compensation programs.

As mentioned above, the evaluation of the compensation programs revealed that they do not encourage Named Executives or other employees to take unnecessary and excessive risks that may threaten the value of the Corporation. The evaluation concluded that the compensation plans, in conjunction with internal controls, have distinct features that discourage and mitigate unnecessary or excessive risks, including the following:

•

The Corporation has historically assessed the competitiveness of its executive compensation structure through internal research and external studies conducted by independent compensation consultants taking into consideration survey and proxy data.

•

The compensation structure is based on a pay for performance methodology. The compensation depends on multiple performance factors based on the Corporation, business unit and individual achieving performance objectives designed to enhance stockholder value. Actual incentive payouts are larger if superior target performance is achieved and smaller if target performance is not achieved.

•	The compensation structure has a balance between performance objectives and risk management measures to prevent the taking of excessive risks.

•

The Corporation’s risk management structure, including policies and procedures, provides for the ability to anticipate, identify, measure, monitor and control risks faced by the Bank. The adequacy of the internal controls and risk management structure is continuously evaluated by internal and external examiners.

•	The equity incentive plan imposes grant limits that apply on an individual basis.

•	The equity incentive plan by itself provides for downside leverage if the stock does not perform well.

•	Shares that may be granted under the stock award program vest ratably over a period of time.

•	The internal control structure provides for rigorous oversight of the lending and other applicable areas.

As part of the process to review the Corporation’s compensation plans with the CRO every six months, the Compensation Committee will analyze the incentive compensation arrangements as they are established and will continue to ensure that the Corporation complies with those provisions of the EESA or any other law or regulation related to compensation arrangements applicable to financial institutions participating in the CPP.

Committee Certifications.    The Committee certifies that (1) it has reviewed with the Corporation’s CRO the Named Executives’ compensation plans and has made all reasonable efforts to ensure that such plans do not encourage Named Executives to take unnecessary and excessive risks that threaten the value of the Corporation, (2) it has reviewed with the CRO the Corporation’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks those plans pose to the Corporation, and (3) it has reviewed the Corporation’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

The Committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K and proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

Sharee Ann Umpierre-Catinchi (Chairperson)

Roberto R. Herencia

Michael P. Harmon

Hector M. Nevares

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation expects to hold its 2013 Annual Meeting of Stockholders on or before April 25, 2013, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2013 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Secretary of the Corporation at the principal executive offices of the Corporation no later than November 28, 2012. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Under the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Corporate Secretary of the at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholder nominations for directors for consideration at the 2013 Annual Meeting must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than March  26, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) forms were filed in a timely manner, except that Mr. Herencia filed two (2) late Form 4s relating to common stock acquired on November 11, 2011 and October 31, 2011.

OBTAINING THE ANNUAL REPORT

A copy of our Annual Report to Stockholders for the year ended December 31, 2011 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at our annual meeting of stockholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain copies of our 2011 10-K, as filed with the Securities and Exchange Commission, without charge upon written request. Any exhibits listed in the 2011 10-K will also be furnished upon written request at the Corporation’s expense. Any such request should be directed to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. An electronic copy of the Annual Report on Form 10-K for the year ended December 31, 2011 is also available on the Corporation’s website at www.firstbankpr.com or at http://bnymellon.mobular.net/bnymellon/fbp.

By Order of the Board of Directors,

/s/    Lawrence Odell

Lawrence Odell

Secretary

San Juan, Puerto Rico

April 30, 2012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
1A	ELECTION OF DIRECTOR: Aurelio Alemán-Bermúdez	☐	☐	☐
1B	ELECTION OF DIRECTOR: Thomas M. Hagerty	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1C	ELECTION OF DIRECTOR: Michael P. Harmon	☐	☐	☐
1D	ELECTION OF DIRECTOR: Roberto R. Herencia	☐	☐	☐
1E	ELECTION OF DIRECTOR: José Menéndez-Cortada	☐	☐	☐
1F	ELECTION OF DIRECTOR: Fernando Rodríguez-Amaro	☐	☐	☐
1G	ELECTION OF DIRECTOR: José F. Rodríguez-Perelló	☐	☐	☐
2	To approve on a non-binding basis the 2011 compensation of First BanCorp’s executives.	☐	☐	☐
3	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2012 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #

JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report is/are available at www.proxyvote.com.

FIRST BANCORP
Annual Meeting of Stockholders
May 29, 2012
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Roberto R. Herencia, Aurelio Alemán-Bermúdez and José Menéndez-Cortada, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIRST BANCORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM, EDT on May 29, 2012, at the Sheraton Puerto Rico Hotel & Casino, 22 Convention Blvd., San Juan, Puerto Rico, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side